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                                                                  Exhibit 4.1
                                                                  EXECUTION COPY




                                NORTEK, INC.,

                                    Company,

                                       and

                     STATE STREET BANK AND TRUST COMPANY,

                                     Trustee

                                    INDENTURE

                            Dated as of June 12, 2001

                              Series A and Series B

              9-7/8% Senior Subordinated Notes due June 15, 2011
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            INDENTURE, dated as of June 12, 2001, between Nortek, Inc., a
Delaware corporation (the "Company"), and State Street Bank and Trust Company, a Massachusetts banking corporation (the "Trustee").

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 9-7/8% Series A Senior Subordinated Notes due June 15, 2011 (the "Series A Notes") and the 9-7/8% Series B Senior Subordinated Notes due June 15, 2011 (the "Series B Notes"):

                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.01 Definitions.


            "Acquired Indebtedness" means, with respect to any Person, Indebtedness of such Person (i) assumed in connection with an acquisition of assets or properties from such Person or (ii) existing at the time such Person becomes a Restricted Subsidiary of any other Person provided such Person was not immediately prior thereto an Unrestricted Subsidiary (in each case other than any Indebtedness incurred in connection with, or in contemplation of, such acquisition or such Person becoming such a Restricted Subsidiary).

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by agreement or otherwise.

            "Agent" means any Registrar, Paying Agent or co-registrar.

            "Allowable Subsidiary Loans" means Indebtedness of the Company to a Restricted Subsidiary of the Company not to exceed the Net Cash Proceeds received by the Company as a result of such Restricted Subsidiary becoming less than a Wholly-Owned Subsidiary through the sale of Equity Interests in compliance with the terms of this Indenture, provided that (i) all such Allowable Subsidiary Loans are contractually subordinated in right of payments to the Notes and (ii) the total amount of all Allowable Subsidiary Loans at any time outstanding does not exceed $35,000,000.

            "Asset Sale" means, with respect to any Person, the sale, lease, conveyance or other transfer or disposition by such Person of any of its assets or properties (including by way of a sale-and-leaseback and including the sale, issuance or other transfer of any of the Capital Stock of any Subsidiary of such Person), in a single transaction or through a series of related transactions, for aggregate consideration received by such Person or a Subsidiary of such Person (but if such Person is the Company or any Restricted Subsidiary of the Company, only if such Subsidiary is a Restricted Subsidiary of the Company), net of out-of-pocket costs relating thereto (including, without limitation, legal, accounting and investment banking fees and sales
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commissions), in excess of $5,000,000. For purposes of this definition, consideration shall include, without limitation, any indebtedness for borrowed money of such Person or such Subsidiary that is assumed by the transferee of any assets or any such indebtedness of any Subsidiary of such Person whose stock is purchased by the transferee. Notwithstanding anything to the contrary in the foregoing provisions of this definition, the term "Asset Sale", with respect to any Person, shall not include (i) the sale, lease or other transfer or disposition of assets acquired and held for resale in the ordinary course of business; (ii) the sale, lease or other transfer or disposition of assets in accordance with the provisions of Article V hereof; (iii) the sale, lease or other transfer or disposition of damaged, worn-out or obsolete property in the ordinary course of business or other property no longer necessary for the proper conduct of the business of such Person or its Subsidiaries; (iv) the abandonment of assets or properties which are no longer useful in the business of such Person or its Subsidiaries and are not readily saleable; (v) the granting of any Lien permitted under Section 4.10 hereof (and any foreclosure or other sale under any such Lien, except to the extent there are surplus proceeds from such foreclosure); (vi) any sale, lease, assignment or other disposition by such Person or its Subsidiaries if such Person has outstanding senior debt securities all of which are rated BBB- or higher by S&P and have not been placed on credit watch by S&P for a possible downgrade or are rated Baa3 or higher by Moody's and have not been placed on credit watch by Moody's for a possible downgrade; or
(vii) the sale or other transfer or disposition of receivables in connection with an asset securitization transaction by such Person or its Subsidiaries.

            "Average Life" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment (assuming the exercise by the obligor of such debt security of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

            "Board of Directors" of any corporation means the Board of Directors of such corporation, or any duly authorized committee of such Board of Directors.

            "Board Resolution" means, with respect to any Person, a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, as filed with the corporate records of such Person.

            "Broan-NuTone Canada, Inc. Credit Facility" means a credit facility between Broan-NuTone Canada, Inc. or any of the Canadian Subsidiaries, and one or more banks or other institutional lenders, as the same may be amended, extended, amended and restated, supplemented or otherwise modified or replaced from time to time.

            "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or required to close.

            "Canadian Subsidiary" means any Subsidiary of Broan-NuTone Canada, Inc. and any Subsidiary of the Company whose headquarters is located in Canada.


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            "Capital Lease Obligations" means, with respect to any Person, all obligations under leases of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP, and for purposes of this Indenture the amount of such obligations at any time shall be the aggregate capitalized amount thereof at such time, as determined in accordance with GAAP.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock (including common or preferred stock), partnership interests or any other participation right or other interest in the nature of an equity interest in such Person.

            "Cash Equivalents" means (i) any evidence of Indebtedness, maturing not more than 365 days after the date of acquisition, issued or fully guaranteed or insured by the United States of America, or an instrumentality or agency thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) any certificate of deposit, overnight bank deposit or bankers' acceptance, maturing not more than 365 days after the date of acquisition, issued by, or time deposit of, a commercial banking institution having unsecured long-term debt (or whose holding company has unsecured long-term debt) rated, at the time as of which any Investment therein is made, BBB- or better by S&P or Moody's or the equivalent of such rating by a successor rating agency, (iii) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America or any State thereof or the District of Columbia which is rated, at the time as of which any Investment therein is made, P-1 or better by Moody's or A-1 or better by S&P, or the equivalent of such rating by a successor rating agency, (iv) Investments in mutual funds, money market funds, investment pools and other savings vehicles, substantially all of the assets of which are invested in Investments described in clause (i), (ii) or (iii) above, and (v) in the case of Broan-NuTone Canada, Inc. and the Canadian Subsidiaries, (a) any evidence of Indebtedness, maturing not more than 365 days after the date of acquisition, issued or fully guaranteed or insured by Canada or any instrumentality or agency thereof (provided that the full faith and credit of Canada is pledged in support thereof), (b) any certificate of deposit, overnight bank deposit or bankers' acceptance, maturing not more than 365 days after the date of acquisition, issued by, or time deposit of, a commercial banking institution having unsecured long-term debt (or whose holding company has unsecured long-term debt) rated, at the time as of which any Investment therein is made, A or better by Dominion Bond Rating Services or the equivalent of such rating by a successor rating agency and (c) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of Canada or any province thereof which is rated, at the time as of which any Investment therein is made, R-1 or better by Dominion Bond Rating Services or the equivalent of such rating by a successor rating agency.

            "Commodity Agreement" means any agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the prices of commodities used by the Company or any of its Subsidiaries in the ordinary course of business.

            "Company Credit Facility" means one or more credit facilities (other than the Ply Gem Credit Facility) between the Company or any of its Subsidiaries and one or more banks or

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other institutional lenders, as the same may be amended, extended, amended and restated, supplemented or otherwise modified or replaced from time to time, specifically designated in each such credit facility as a "Company Credit Facility." All Company Credit Facilities are referred to collectively in this Indenture as the "Company Credit Facility."

            "Consolidated Amortization Expense" means, with respect to any Person for any period, the amortization expense of such Person and its Subsidiaries (or if such Person is the Company, the amortization expense of the Company and its Restricted Subsidiaries), determined on a consolidated basis for such period in accordance with GAAP, excluding any amortization expense included in Consolidated Interest Expense.

            "Consolidated Cash Flow" means, with respect to any Person for any period, the sum of, without duplication, (i) Consolidated Net Income of such Person for such period, (ii) Consolidated Interest Expense of such Person for such period, (iii) Consolidated Income Tax Expense of such Person for such period, (iv) Consolidated Depreciation Expense of such Person for such period,
(v) Consolidated Amortization Expense of such Person for such period , and (vi) the amount, not to exceed 10% of Consolidated Cash Flow of such Person for such period (which amount shall be excluded in determining such Consolidated Cash
Flow), by which (A) other non-cash items of expense that reduce Consolidated Net Income of such Person for such period exceed (B) other non-cash items of expense that increase Consolidated Net Income of such Person for such period.

            "Consolidated Cash Flow Coverage Ratio" means, with respect to any Person for any period, the ratio of Consolidated Cash Flow of such Person for such period to Consolidated Interest Expense of such Person for such period; provided, however, that Consolidated Cash Flow and Consolidated Interest Expense shall be calculated on a pro forma basis after giving effect, as if occurring at the beginning of such period, to (i) the incurrence of Indebtedness giving rise to the need to calculate the Consolidated Cash Flow Coverage Ratio and the retirement of any Indebtedness refinanced with the proceeds of such Indebtedness, (ii) the incurrence, during such period or since the last day of such period, of any Indebtedness (other than Indebtedness incurred for working capital purposes), and the retirement of any Indebtedness refinanced with the proceeds of such Indebtedness, (iii) the acquisition by such Person (directly or through a Restricted Subsidiary of such Person if such Person is the Company and directly or through a Subsidiary of such Person if such Person is not the Company) of any company or business during such period or since the last day of such period and (iv) the sale or other disposition of assets or properties outside the ordinary course of business by such Person (directly or through a Restricted Subsidiary of such Person if such Person is the Company and directly or through a Subsidiary of such Person if such Person is not the Company) and the actual application of the proceeds therefrom during such period or since the last day of such period.

            "Consolidated Depreciation Expense" means, with respect to any Person for any period, the depreciation and depletion expense of such Person and its Subsidiaries (or if such Person is the Company, the depreciation and depletion expense of the Company and its Restricted Subsidiaries), determined on a consolidated basis for such period in accordance with GAAP.


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            "Consolidated Income Tax Expense" means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes (including franchise, net worth or similar taxes) of such Person and its Subsidiaries (or if such Person is the Company, the provision for such taxes of the Company and its Restricted Subsidiaries) for such period, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (i) the interest expense of such Person and its Subsidiaries (or if such Person is the Company, the interest expense of the Company and its Restricted Subsidiaries) for such period, determined on a consolidated basis in accordance with GAAP, including, without limitation, all original issue discount and other interest portion of any deferred payment Indebtedness and all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing less any interest income included in Consolidated Net Income for such period, but excluding any deferred financing fees otherwise includible in Consolidated Interest Expense for such period; (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries (or if such Person is the Company, such interest expense paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries) during such period as determined on a consolidated basis in accordance with GAAP; and (iii) all cash dividends or other distributions declared or paid on any Capital Stock (other than common stock or preferred stock that is not Redeemable Stock or, with respect to the Company, Special Common Stock) of such Person and its Subsidiaries (or if such Person is the Company, all such dividends or other distributions declared or paid on any such Capital Stock of the Company and its Restricted Subsidiaries) for such period as determined on a consolidated basis in accordance with GAAP; provided, however, that any Indebtedness bearing a floating rate of interest shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

            "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (or if such Person is the Company, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries) for such period, before discontinued operations, extraordinary items and the cumulative effect of a change in accounting principles, determined on a consolidated basis in accordance with GAAP; provided that there shall also be excluded from Consolidated Net Income (but only to the extent included in calculating such Consolidated Net Income):
(i) any net gains or losses in respect of dispositions of assets other than in the ordinary course of business; (ii) any gains from currency exchange transactions not in the ordinary course of business consistent with past practice; (iii) any gains or losses realized from the termination of any employee pension benefit plan; (iv) any gains or losses realized upon the refinancing of any Indebtedness of such Person or any of its Subsidiaries (or if such Person is the Company, any gains or losses realized upon the refinancing of any Indebtedness of [the] Company and its Restricted Subsidiaries); (v) any gains or losses arising from the destruction of property or assets due to fire or other casualty; (vi) any gains or losses from the revaluation of property or assets; (vii) the net income (or loss) of any Person that is not a Subsidiary of such first Person (or that is not a Restricted Subsidiary of the Company if such first Person is the Company) except to the extent of cash dividends or distributions paid to such first Person by such other Person in such period;
(viii) the net income (or loss) of any Subsidiary of such first Person except to the extent of the interest of such Person

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in such Subsidiary; (ix) the net income of any Subsidiary of such Person (or if such Person is the Company, of any Restricted Subsidiary of the Company) that is subject to any restriction or limitation on the payment of dividends and other distributions (including loans or advances) by operation of the terms of its charter or by agreement, instrument, judgment, decree, order or governmental regulation applicable to such Subsidiary (or such Restricted Subsidiary, if applicable) to the extent of such restriction or limitation in such period; (x) the net income of any Person acquired in a pooling transaction for any period prior to the date of such acquisition; and (xi) the excess of (a) the consolidated compensation expense recorded by the Company in the computation of net earnings of the Company in respect of shares of Capital Stock (other than Redeemable Stock) or other Equity Interests awarded, pursuant to a plan or other arrangement approved by the Board of Directors of the Company (or of a Reporting Subsidiary, if applicable), to or for the benefit of any employee, officer or director of the Company or any of its Subsidiaries or to or by any employee stock ownership plan or similar trust for the benefit of any such employee, officer or director, over (b) the amount of consolidated income tax benefit recorded by the Company in connection with such consolidated compensation expense of the Company.

            "Consolidated Net Worth" means, with respect to any Person at any date of determination, the sum of the Capital Stock, additional paid-in capital and cumulative translation, pension and other adjustment account plus retained earnings (or minus accumulated deficit), excluding amounts attributable to Redeemable Stock, any Capital Stock convertible into Indebtedness, or treasury stock, of such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement entered into in the ordinary course of business and designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Definitive Notes" means Notes that are in the form of Exhibit A attached hereto (but without including the text referred to in footnote 1 thereto and the additional schedule referred to therein).

            "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

            "Designated Senior Indebtedness" means (i) any Indebtedness (and all Obligations of the Company with respect thereto) outstanding under the Company Credit Facility, (ii) any Indebtedness (and all Obligations of the Company with respect thereto)

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represented by the 8-7/8% Notes, the 9-1/8% Notes or the 9-1/4% Notes and (iii)
any other Senior Indebtedness permitted to be incurred under this Indenture the original principal amount of which is $25,000,000 or more and that has been designated by the Company as "Designated Senior Indebtedness."

            "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors of the Company is required to deliver a Board Resolution under this Indenture, a member of such Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

            "8-7/8% Notes" means any of the Company's 8-7/8% Senior Notes due August 1, 2008 issued under the indenture dated as of July 31, 1998 between the Company and State Street Bank and Trust Company.

            "Eligible Inventory" means, with respect to any Person, the finished goods, raw materials and work-in-process of such Person less any applicable reserves, each of the foregoing determined on the FIFO method of accounting in accordance with GAAP.

            "Eligible Receivables" means, with respect to any Person, the trade receivables of such Person less the allowance for doubtful accounts, each of the foregoing determined in accordance with GAAP.

            "Equity Interests" means Capital Stock, warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Note" means any Series B Note issued in exchange for an Original Note pursuant to the Exchange Offer or the Private Exchange.

            "Exchange Offer" means the offer by the Company to the Holders of all outstanding Transfer Restricted Securities to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes, in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

            "Exchange Offer Registration Statement" means the registration statement under the Securities Act relating to the Exchange Offer, including the related prospectus.

            "Exempt Person" means (i) Richard L. Bready, (ii) any Person which is an Affiliate of Richard L. Bready and (iii) any other Affiliate of such Person so long as such Person is an Affiliate of Richard L. Bready.

            "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the date of this Indenture, including without limitation all Indebtedness outstanding under the Ply Gem Credit Facility on such date.


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            "Existing Investments" means (i) Investments of the Company and its
Restricted Subsidiaries in existence on the date of this Indenture and (ii) Investments to be made pursuant to commitments authorized by the Board of Directors of the Company prior to the date of this Indenture in Ecological Engineering Associates, L.P. in an amount not to exceed $3,000,000 (including such Investments made prior to the date of this Indenture).

            "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that the Fair Market Value of any asset or assets of the Company or any of its Subsidiaries shall be determined by the Board of Directors of the Company or, if such Subsidiary is a Reporting Subsidiary, of such Reporting Subsidiary, acting in good faith, and evidenced by a Board Resolution of the Company or such Reporting Subsidiary, as the case may be, delivered to the Trustee.

            "GAAP" means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, from time to time; provided, however, that for purposes of Article IV and Article V hereof and the definitions used therein, GAAP shall be determined on the basis of such principles as in effect on the date of this Indenture.

            "Global Note" means a Note registered in the name of the Depositary or its nominee that contains the paragraph referred to in footnote 1 thereto and the additional schedule referred to in the form of Note attached hereto as Exhibit A.

            "guarantee" means, with respect to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, of all or any part of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure the payment or performance of (or payment of damages in the event of non-performance) of all or any part of such obligation.

            "Holder" means a Person in whose name a Note is registered on the Registrar's books.

            "Indebtedness" means, with respect to any Person, without duplication, any indebtedness, contingent or otherwise, (i) with respect to borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or consisting of reimbursement obligations with respect to letters of credit, or (ii) representing the deferred and unpaid balance of the purchase price of any property excluding any such balance that constitutes a trade payable or an accrued liability, in each case arising in the ordinary course of business, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP, and shall also include, to the extent not otherwise included, (a) any Capital Lease Obligations, (b) the maximum fixed repurchase price of any Redeemable Stock, (c) indebtedness secured by a Lien to which the

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property or assets owned or held by such Person is subject, whether or not the obligations secured thereby shall have been assumed, (d) guaranties of items that would be included within this definition to the extent of such guaranties, and (e) net liabilities in respect of Commodity Agreements, Currency Agreements and Interest Rate Agreements. For purposes of the immediately preceding sentence, the maximum fixed repurchase price of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be without duplication (y) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date and (z) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the Fair Market Value at such date of any property or asset subject to a Lien securing the Indebtedness of others or the amount of the Indebtedness secured. The amount of any Indebtedness issued at a discount shall be equal to the gross proceeds of such issuance (and not the face amount of any bond, note, debenture or similar instrument representing such Indebtedness).

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

            "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, or other similar agreement or arrangement entered into in the ordinary course of business and designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary thereof.

            "Investment" means, with respect to any Person, (i) any direct or indirect loan or other extension of credit (other than extensions of trade credit by such Person on commercially reasonable terms and relating to the sale of property or services in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to any other Person, or (ii) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person.

            "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease intended as security, any option or other agreement to sell or give any security interest and any filing of or other agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a financing statement covering leased goods under a lease not intended as security).


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            "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Net Cash Proceeds" means the aggregate Cash Proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses and severance and shutdown costs incurred as a result thereof, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Sale, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets which are the subject of such Asset Sale and any reasonable reserve in accordance with GAAP for adjustments in respect of the sale price of such asset or assets.

            "9-1/8% Notes" means any of the Company's 9-1/8% Senior Notes due September 1, 2007 issued under the indenture dated as of August 26, 1997 between the Company and State Street Bank and Trust Company.

            "9-1/4% Notes" means any of the Company's 9-1/4% Senior Notes due March 15, 2007 issued under the indenture dated as of March 17, 1997 between the Company and State Street Bank and Trust Company.

            "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

            "Note Custodian" means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

            "Notes" means the Original Notes and the Exchange Notes.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Officer" means, with respect to any corporation, the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, any Vice President, any Assistant Vice President, the Treasurer, the Chief Financial officer, the Chief Accounting Officer, the Secretary, any Assistant Treasurer or any Assistant Secretary of such corporation.

            "Officers' Certificate" means, with respect to any Person, a certificate containing the information specified in Sections 11.04 and 11.05 hereof signed by the Chief Executive Officer or President and the Treasurer, Chief Financial Officer or Chief Accounting Officer of such Person.

            "Opinion of Counsel" means a written opinion containing the information specified in Sections 11.04 and 11.05 hereof, rendered by legal counsel (who may be counsel to the Company) acceptable to the Trustee.

            "Original Notes" means the Series A Notes initially issued under this Indenture prior to the issuance of Exchange Notes.

            "Permitted Investments" means any of the following: (i) Cash Equivalents; (ii) Existing Investments; (iii) Investments by the Company or a Restricted Subsidiary of the Company in any Subsidiary of the Company that is a Restricted Subsidiary or any other Person that concurrently with the making of such Investment becomes a Subsidiary of the Company that is a Restricted Subsidiary; (iv) guaranties by Restricted Subsidiaries permitted under Section
4.08 hereof; (v) Indebtedness of the Company to any Restricted Subsidiary of the Company; provided that such Indebtedness is contractually subordinated in right of payment to the Notes; (vi) Investments by the Company or any of its Restricted Subsidiaries in debt securities or debt instruments having maturities of 10 years or less and (A) issued or fully guaranteed or insured by the United States of America, or an instrumentality or agency thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) or (B) with a rating of BBB- or better by S&P or Baa-3 or better by Moody's or the equivalent of such rating by a successor rating agency; (vii) any Investment by Broan-NuTone Canada, Inc. and or any Canadian Subsidiary in debt securities or debt instruments having maturities of 10 years or less and issued or fully guaranteed or insured by Canada or an instrumentality or agency thereof or rated, at the time of such Investment, BBB- or better by Dominion Bond Rating Services or the equivalent of such rating by a successor rating agency, so long as the aggregate amount of all such Investments by Broan-NuTone Canada, Inc. and any Canadian Subsidiaries that are Restricted Subsidiaries does not exceed $15,000,000 at any one time outstanding; (viii) loans and advances to officers and directors of the Company or any Restricted Subsidiary of the Company made in the ordinary course of business or pursuant to any employee benefit plan, up to $10,000,000 in the aggregate at any one time outstanding; (ix) loans and advances to vendors, suppliers and contractors of the Company or any Restricted Subsidiary of the Company and made in the ordinary course of business; (x) the receipt by the Company or any of its Restricted Subsidiaries of consideration other than Cash Proceeds in any Asset Sale made in compliance with the terms of this Indenture; (xi) so long as no Default or Event of Default shall have occurred and be continuing, other Investments made after the date of this Indenture not exceeding in the aggregate at any time outstanding (A) $40,000,000, if at the time of the making of such Investment the Notes are not rated BB+ or better by S&P or Bal or better by Moody's, or (B) $50,000,000, if at the time of the making of such Investment the Notes are rated BB+ or better by S&P or Bal or better by Moody's; (xii) any Lien permitted under Section 4.10 hereof; and (xiii) Investments by Restricted Subsidiaries of the Company not exceeding in the aggregate $10,000,000 at any one time outstanding in Cash Equivalents described in clause (ii) of the definition of such term herein; provided that for purposes of this clause (xiii) an instrument referred to in such clause (ii) may be issued by any commercial banking institution having capital and surplus of not less than $100,000,000.

            "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are not yet due or are being contested in good faith by appropriate legal proceedings; provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings; provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;
(iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Subsidiaries, taken as a whole; (vi) Liens securing Purchase Money Obligations permitted to be incurred by the provisions of this Indenture; (vii) leases or subleases or licenses or sublicenses granted to others in the ordinary course of business of the Company or any of its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or any of its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capital Lease Obligation; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time (A) such Person becomes a Restricted Subsidiary of the Company or (B) such Person or such property becomes a part of the Company or any Restricted Subsidiary of the Company; (xii) Liens in favor of the Company or any Restricted Subsidiary of the Company; (xiii) Liens securing any real property or other assets of the Company or any Restricted Subsidiary of the Company in favor of the United States of America or any State, or any department, agency, instrumentality or political subdivision thereof, in connection with the financing of industrial revenue bond facilities or of any equipment or other property designed primarily for the purpose of air or water pollution control; provided that any such Lien on such facilities, equipment or other property shall not apply to any other assets of the Company or such Restricted Subsidiary of the Company; (xiv) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default; (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business or otherwise permitted under the terms of the Company Credit Facility, in each case securing Indebtedness under Commodity Agreements, Interest Rate Agreements and

Currency Agreements; and (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the date of this Indenture.

            "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

            "Ply Gem Credit Facility" means one or more credit facilities between Ply Gem Industries, Inc. or any of its Subsidiaries and one or more banks or other institutional lenders, as the same may be amended, extended, amended and restated, supplemented or otherwise modified or replaced from time to time, specifically designated in each such credit facility as a "Ply Gem Credit Facility." All Ply Gem Credit Facilities are referred to collectively herein as the "Ply Gem Credit Facility."

            "Principal Property" means any manufacturing or processing plant, warehouse or other building used by the Company or any Restricted Subsidiary of the Company, other than a plant, warehouse or other building that, in the good faith opinion of the Board of Directors as reflected in a Board Resolution, is not of material importance as of the date such Board Resolution is adopted to the businesses conducted by the Company and its Subsidiaries, on a consolidated basis, or conducted by any Significant Subsidiary of the Company.

            "Private Exchange" means a private exchange pursuant to Section 2(a) of the Registration Rights Agreement.

            "Purchase Money Obligations" means any Indebtedness of the Company or any of its Restricted Subsidiaries incurred to finance the acquisition or construction of any property or business (including Indebtedness incurred within one year following such acquisition or construction), including Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or assumed by the Company or a Restricted Subsidiary of the Company in connection with the acquisition of assets from such Person; provided, however, that (i) any Lien on such Indebtedness shall not extend to any property other than the property so acquired or constructed and (ii) at no time shall the aggregate principal amount of outstanding Indebtedness secured thereby be increased.

            "Redeemable Stock" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable before the Stated Maturity of the Notes), or upon the happening of any event, matures or is mandatorily redeemable or is redeemable at the sole option of the holder thereof, in whole or in part, prior to the Stated Maturity of the Notes.

            "Redemption Date" or "redemption date" means the date specified for redemption of the Notes in accordance with the terms of the Notes and this Indenture.

            "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 5 of the Notes.

            "Registration Rights Agreement" means the registration rights agreement dated as of the date of this Indenture between the Company and the Initial Purchasers named therein.

            "Reporting Subsidiary" means, with respect to any Person, a Subsidiary of such Person required to file periodic reports under Section 13 or 15(d) of the Exchange Act.

            "Restricted Subsidiary" means (i) any Subsidiary of the Company in existence on the date of this Indenture, unless such Subsidiary shall have been designated as an Unrestricted Subsidiary by resolution of the Board of Directors of the Company as provided in and in compliance with the definition of "Unrestricted Subsidiary", (ii) any Subsidiary of the Company (other than a Subsidiary that is also a Subsidiary of an Unrestricted Subsidiary) organized or acquired after the date of this Indenture, unless such Subsidiary shall have been designated as an Unrestricted Subsidiary by resolution of the Board of Directors of the Company as provided in and in compliance with the definition of "Unrestricted Subsidiary" and (iii) any Unrestricted Subsidiary which is designated as a Restricted Subsidiary by the Board of Directors of the Company; provided that immediately after giving effect to the designation referred to in clause (iii), no Default or Event of Default shall have occurred and be continuing and the Company could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Flow Ratio test set forth in the first paragraph of Section 4.08 hereof. The Company shall evidence any such designation to the Trustee by promptly filing with the Trustee an Officers' Certificate certifying that such designation has been made and stating that such designation complies with the requirements of the immediately preceding sentence.

            "S&P" means Standard and Poor's Corporation and its successors.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Series A Notes" means the Company's 9-7/8% Series A Senior Subordinated Notes due June 15, 2011, to be issued pursuant to this Indenture.

            "Series B Notes" means the Company's 9-7/8% Series B Senior Subordinated Notes due June 15, 2011, to be issued pursuant to this Indenture in the Exchange Offer and the Private Exchange.

            "Senior Indebtedness" means all Indebtedness of the Company (including Specified Senior Indebtedness), whether outstanding on the date of this Indenture or thereafter incurred (unless, in the case of any particular Indebtedness, the instrument under which such Indebtedness is incurred expressly provides that such Indebtedness shall not be senior or superior in right of payment to the Notes), and all Obligations of the Company with respect thereto, but excluding: (i) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates; (ii) amounts owed for goods, materials or services purchased in the ordinary course of business or for compensation to employees; (iii) any Indebtedness in respect of any Capital Lease Obligation created, incurred, assumed or guaranteed prior to or, unless designated in the instrument evidencing such Capital Lease Obligation as "Senior Indebtedness", after the date of this Indenture; (iv) any Indebtedness represented by Redeemable Stock; and (v) any Indebtedness that is incurred in violation of this Indenture.

            "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of the Registration Rights Agreement which covers all of the Registrable Notes (as defined in the Registration Rights Agreement), on an appropriate form under Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated by the SEC, as such regulation is in effect on the date of this Indenture.

            "Special Common Stock" means the special common stock of the Company, $1.00 par value per share.

            "Specified Senior Indebtedness" means (i) any Indebtedness outstanding under the Company Credit Facility, and (ii) any Indebtedness represented by the 8-7/8% Notes, the 9-1/8% Notes or the 9-1/4% Notes.

            "Stated Maturity" means, with respect to any security or Indebtedness, the date specified therein as the fixed date on which the principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security or Indebtedness at the option of the holder thereof upon the happening of any contingency).

            "Subsidiary" of any Person means any corporation, partnership, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or, in the case of a Person which is not a corporation, the members of the appropriate governing board or other group is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

            "TIA" means the Trust Indenture Act of 1939 as amended and as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

            "Transfer Restricted Securities" means each Original Note until (i) the date on which such Original Note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Original Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which the Original Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Original Note is distributed to the public pursuant to Rule 144 under the Securities Act.

            "Trust Officer," when used with respect to the Trustee, means any officer assigned to and working in the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

            "Unrestricted Subsidiary" means, until such time as any of the following shall be designated as a Restricted Subsidiary of the Company by the Board of Directors of the Company as provided in and in compliance with the definition of "Restricted Subsidiary," (i) any Subsidiary of the Company or of a Restricted Subsidiary organized or acquired after the date of this Indenture that is designated concurrently with its organization or acquisition as an Unrestricted Subsidiary by resolution of the Board of Directors of the Company,
(ii) any Subsidiary of any Unrestricted Subsidiary, and (iii) any Restricted Subsidiary of the Company that is designated as an Unrestricted Subsidiary by resolution of the Board of Directors of the Company; provided that (a) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, (b) any such designation shall be deemed the making of a Restricted Payment at the time of such designation in an amount equal to the Fair Market Value of the Investment in such Subsidiary and shall be subject to the restrictions contained in Section 4.06 hereof, and (c) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated. A Person may be designated as an Unrestricted Subsidiary only if and for so long as such Person (i) has no Indebtedness other than Non-Recourse Debt; (ii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to make any payment to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, except to the extent any such direct or indirect obligation would then be permitted in accordance with Section 4.06 hereof; and (iii) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. The Company shall evidence any designation pursuant to clause (i) or (iii) of the first sentence hereof to the Trustee by filing with the Trustee within 45 days of such designation an Officers' Certificate certifying that such designation has been made and that such designation complies with the requirements of this Indenture and all conditions thereto have been satisfied.

            "U.S. Government Obligations" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged.

            "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person to the extent the entire voting share capital of such Subsidiary (other than directors' qualifying shares) is owned by such Person (either directly or indirectly through Wholly-Owned Subsidiaries).

            SECTION 1.02 Other Definitions.

            "Act"...........................................     1.05
            "Acceleration Notice"...........................     6.02
            "Bankruptcy Law"................................     6.01
            "Blockage Notice"...............................    10.04
            "Cash Proceeds".................................     4.13
            "Change of Control".............................     4.12
            "Change of Control Offer".......................     4.12
            "Change of Control Payment".....................     4.12
            "Change of Control Payment Date"................     4.12
            "Covenant Defeasance"...........................     8.03
            "Custodian".....................................     6.01
            "DTC"...........................................     2.03
            "Event of Default"..............................     6.01
            "Excess Proceeds"...............................     4.13
            "Excess Proceeds Offer".........................     4.13
            "Exchange Act"..................................     4.02
            "IAIs"..........................................     2.01
            "incurrence"....................................     4.08
            "Legal Defeasance"..............................     8.02
            "Legal Holiday".................................    11.08
            "Offshore Notes Exchange Date"..................     2.01
            "Paying Agent"..................................     2.03
            "Payment Blockage Period".......................    10.04
            "QIB Global Note"...............................     2.01
            "QIBs"..........................................     2.01
            "refinance".....................................     4.08
            "Refinancing Indebtedness"......................     4.08
            "Register"......................................     2.03
            "Registrar".....................................     2.03
            "Regulation S Purchasers".......................     2.01
            "Restricted Payment"............................     4.06
            "Rule 144A".....................................     2.01
            "surviving entity"..............................     5.01
            "Temporary Regulation S Global Note"............     2.01

SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "Indenture to be qualified" means this Indenture.

            "Indenture trustee" or "institutional trustee" means the Trustee.

            "Obligor" on the Notes means the Company, and each other obligor on the Notes.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including, without limitation;

            (5) words in the singular include the plural, and words in the plural include the singular.

            SECTION 1.05 Acts of Holders.


            (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

            (2) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

            (3) The ownership of Notes shall be proved by the Register.

            (4) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note as the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

            (5) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, directions, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date, provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

            SECTION 1.06 Exchange Rates. Except as otherwise required under GAAP or in connection with the preparation of any financial statements, any computation of the U.S. dollar equivalent of any foreign currency required for any calculation or computation under this Indenture (including, without limitation, in connection with the limitations under the definition of "Consolidated Net Income" and Section 4.03 hereof) shall be made at the exchange rate published in The Wall Street Journal which is in effect as of the close of business on the first Business Day in the month in which such computation is required to be made hereunder.

                                   ARTICLE II
                                    THE NOTES

            SECTION 2.01 Form and Dating. The Original Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto, with such appropriate insertions, substitutions and other variations as are required or permitted by this Indenture. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto, with such appropriate insertions, substitutions and other variations as are required or permitted by this Indenture; provided, that Exchange Notes issued in the Exchange Offer shall not bear the legend set forth in Exhibit A hereto as indicated by footnote 2 thereto; provided, further, that Exchange Notes issued in either the Exchange Offer or the Private Exchange shall not contain any reference to Liquidated Damages and shall not include paragraph 19 of Exhibit A hereto. The Notes may have notations, legends or endorsements required by this Indenture, law, stock exchange rule, depository rule or usage. Any such notation, legend or endorsement shall be delivered in writing to the Company. Each Note shall be dated the date of its issuance and show the date of its authentication.

            The terms and provisions contained in the Notes, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company, by its execution and delivery of this Indenture, expressly agrees to such terms and provisions and to be bound thereby.

            Original Notes offered and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") in accordance with Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued initially in the form of a permanent Global Note substantially in the form set forth in Exhibit A hereto (including the text set forth in footnote 1 thereto and the additional schedule referred to therein, but excluding the text set forth in footnote 3 thereto), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee for the Depositary, as hereinafter provided. The Global Note (which may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate) will represent Original Notes sold to QIBs (the "QIB Global Note").

            Original Notes offered and sold in reliance on Regulation S, if any, shall be issued initially in the form of one Global Note (the "Temporary Regulation S Global Note") having a different CUSIP number than that of the QIB Global Note substantially in the form set forth in Exhibit A hereto (including the text set forth in footnotes 1 and 3 thereto and the additional schedule referred to therein), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Temporary Regulation S Global Note may not be issued in definitive form until the later of the completion of the distribution of the Original Notes and the termination of the "restricted period" (as defined in Regulation S) with respect to the offer and sale of the Original Notes (the "Offshore Notes Exchange Date"). The Company shall promptly notify the Trustee in writing of the occurrence of the Offshore Notes Exchange Date and, at any time following the Offshore Notes Exchange Date, upon receipt by the Trustee and the Company of a certificate substantially in the form set forth in Exhibit E hereto, the Company shall execute, and the Trustee shall authenticate and deliver, one or more permanent certificated Definitive Notes in registered form pursuant to Section 2.06(4) hereof.

            The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Transfers of Original Notes from QIBs to institutional "Accredited Investors" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, ("IAIs"), or persons who acquire an interest in the Original Notes pursuant to Regulation S (the "Regulation S Purchasers"), or from Regulation S Purchasers to QIBs, will be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes in accordance with the customary operating procedures of the Depositary and the Trustee; provided, however, that such increases or decreases in the amount of Global Notes shall be made by the Trustee, as Note Custodian, in accordance with the instructions given by the Holder thereof as required by Section 2.06 hereof.

            SECTION 2.02 Execution and Authentication. The Notes shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any such officer on the Notes may be manual or facsimile.

            If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

            Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit A hereto, manually executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate of authentication executed by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and made available for delivery hereunder.

            At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a request for the authentication and delivery of such Notes signed by an Officer of the Company accompanied by any certificate and opinions required by the TIA and the following paragraph, and the Trustee, in accordance with such request, shall authenticate and deliver such Notes as provided in this Indenture.

            The Notes may be issued in one or more series; provided, however, that any Notes issued with original issue discount ("OID") for Federal income tax purposes shall not be issued as part of the same series as any Notes that are issued with a different amount of OID or that are not issued with OID. Subject to this Section 2.02, Trustee shall authenticate (i) Original Notes for original issue on the date hereof in an aggregate principal amount not to exceed $250,000,000, (ii) Original Notes issued after the date hereof, upon written order of the Company in the form of an Officers' Certificate and (iii) Exchange Notes issued, either (x) in the Exchange Offer for the Original Notes pursuant to the Exchange Offer Registration Statement filed with the Commission from time to time, for issue only in exchange for a like principal amount of Original Notes or (y) in the Private Exchange, for issue only in exchange for a like principal amount of Original Notes, in each case, upon written order of the Company in the form of an Officers' Certificate. Such Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Original Notes or Exchange Notes, whether the Notes shall be issued as part of a new or existing series of Notes and the title of such Notes and whether the Notes are to be Definitive Notes or Global Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

            Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matter as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

            The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

            The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company. The Trustee shall not be liable for any act or failure to act of the authenticating agent to perform any duty either required herein or authorized herein to be performed by such person in accordance with this Indenture. Each authenticating agent shall be acceptable to the Company and otherwise comply in all respects with the eligibility requirements of the Trustee contained in this Indenture.

            SECTION 2.03 Registrar and Paying Agent. The Company shall maintain or cause to be maintained an office or agency where (a) Notes may be presented for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for purchase or payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Register"). The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agents. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

            The Company initially appoints the Trustee to act as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Notes.

            SECTION 2.04 Paying Agent to Hold Money in Trust. Except as otherwise provided herein, prior to each due date of the principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to any Note, the Company shall deposit with the Paying Agent a sum of money sufficient to pay such principal, premium, if any, interest and Liquidated Damages, if any, so becoming due. The Company shall require each Paying Agent (other than the Trustee or the Company) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes) and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the request of the Trustee, forthwith pay to the Trustee all money so held in trust and account for any money disbursed to it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

            SECTION 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing, within five Business Days of such request, a list in such form as the Trustee may reasonably require of the names and addresses of Holders.

            SECTION 2.06 Transfer and Exchange.

            (1) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with the request to register the transfer of the Definitive Notes, or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for registration of transfer or exchange:

                  (a) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder thereof or by an attorney who is duly authorized in writing to act on behalf of the Holder; and

                  (b) shall, in the case of a Transfer Restricted Security, be accompanied by the following additional information and documents, as applicable:

                        (i) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

                        (ii) if such Transfer Restricted Securities are being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A) in a transaction meeting the requirements of Rule 144A or (2) pursuant to an exemption from registration in a transaction meeting the requirements of Rule 144 under the Securities Act (based upon an Opinion of Counsel if the Company so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                        (iii) if such Transfer Restricted Securities are being
                              transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1),
                              (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (based upon an Opinion of Counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto); or

                        (iv) if such Transfer Restricted Securities are being transferred outside the U.S. to a foreign person pursuant to an exemption from registration in a transaction meeting the requirements of Regulation S under the Securities Act (based on an Opinion of Counsel if the Company so requests), certification to that effect from such Holder (in substantially the form of Exhibits B and D hereto); or

                        (v) if such Transfer Restricted Securities are being transferred in reliance on another exemption from the registration requirements of the Securities Act (based upon an Opinion of Counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto).

            (2) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or by an attorney who is duly authorized in writing to act on behalf of the Holder, together with:

                  (a) if such Definitive Note is being delivered to the Trustee by a Holder, without transfer, to enable such Holder to obtain a beneficial interest in a Global Note, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); provided that such Holder provides a certification that such Holder is otherwise permitted to hold a beneficial interest in a Global Note;

                  (b) if such Definitive Note is a Transfer Restricted Security and is being transferred, certification, substantially in the form of Exhibit B hereto, that either (i) such Definitive Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A) in a transaction meeting the requirements of Rule 144A, (ii) to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2),
                        (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (based upon an Opinion of

                        Counsel if the Company so requests), provided that the Trustee receives a certification from such transferee (in substantially the form of Exhibit C hereto), or
                        (iii) to a foreign person outside the U.S. pursuant to an exemption from registration in a transaction meeting the requirements of Regulation S under the Securities Act (based upon an Opinion of Counsel if the Company so requests), provided, that the Trustee receives a certification from such transferor (in substantially the form of Exhibit D hereto); and

                  (c) whether or not such Definitive Note is a Transfer Restricted Security, written instructions directing the Trustee to cause, or directing the Note Custodian to cause in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased;

            then the Trustee shall cancel such Definitive Note in accordance with Section 2.01 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, and an agreement with the Depositary in customary form and substance acceptable to the Trustee, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

            (3) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act; provided, however, that neither the Trustee nor the Registrar shall have any obligation to monitor or restrict the transfer of any beneficial interest in the Notes transferable through the book-entry facilities of the Depositary.

            (4) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

                  (a) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                        (i) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit B hereto); or

                        (ii)  if such beneficial interest is being transferred
                              (A) to a "qualified institutional buyer" (as defined in Rule 144A) in a transaction meeting the requirements of Rule 144A or (B) pursuant to an exemption from registration in a transaction meeting the requirements of Rule 144 under the Securities Act (based upon an Opinion of Counsel if the Company so requests) or (C) pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                        (iii) if such beneficial interest is being transferred
                              to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (based upon an Opinion of Counsel if the Company so requests), a certification to that effect from such transferor (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto); or

                        (iv) if such beneficial interest is being transferred outside the U.S. to a foreign person pursuant to an exemption from registration in a transaction meeting the requirements of Regulation S under the Securities Act (based upon an Opinion of Counsel if the Company so requests), certifications to that effect from such transferor (in substantially the form of Exhibits B and D hereto); and

                        (v)   if such beneficial interest is being
                              transferred in reliance on another exemption from the registration requirements of the Securities Act (based upon an Opinion of Counsel if the Company so requests), a certification to that effect from such transferor (in substantially the form of Exhibits B and D hereto);

            then the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

                  (b) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(4) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to or as directed by the Persons in whose names such Notes are so registered.

            (5) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (6) of this Section 2.06), a Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (6) Authentication of Definitive Notes. If at any time:

                  (a) the Company notifies the Trustee in writing that the Depositary for the Notes is no longer willing or able to act as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                  (b) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture;

            then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Notes, will authenticate and deliver Definitive Notes, in an aggregate principal amount equal to the principal amount of the Global Notes, in exchange for such Global Notes and registered in such names as the Depositary shall instruct the Trustee or the Company in writing.

            (7) Legends.

                  (a) Except as permitted by the following paragraphs (c) and (d), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form until after the second anniversary of the later of the date of original issuance of the Note and the last day on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor Note or any beneficial interest therein, and which such date shall be certified to the Trustee by the Company):

      "THE SECURITY (OR ITS PREDECESSORS) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE

      SECURITY EVIDENCED HEREBY OR ANY INTEREST OR PARTICIPATION HEREIN MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACQUISITION HEREOF, (A) REPRESENTS THAT IT IS (1) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (2) NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (B) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE INITIAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE") OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (1) TO THE ISSUER, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), (6) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT OR (7) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (5), (6) OR (7), BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (C) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE."

                  (b)   Each Global Note shall also bear the following legend:

      "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE

      DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
      DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE CIRCUMSTANCES SET FORTH IN SECTION 2.06 OF THE INDENTURE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE. BENEFICIAL INTEREST IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 2.06 OF THE INDENTURE."

                  (c) Each Temporary Regulation S Global Note shall also bear the following legend:

      "THIS SECURITY MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE OFFSHORE NOTES EXCHANGE DATE (AS DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF THIS SECURITY MAY BE MADE FOR AN INTEREST IN A CERTIFICATED SECURITY UNTIL AFTER THE LATER OF THE DATE OF EXPIRATION OF THE OFFSHORE NOTES EXCHANGE DATE AND THE DATE ON WHICH THE PROPER REQUIRED CERTIFICATION RELATING TO SUCH INTEREST HAS BEEN PROVIDED IN ACCORDANCE WITH THE TERMS OF THE INDENTURE, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH INTEREST ARE NOT U.S. PERSONS."

                  (d) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a

                        Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                        (i) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in clause (a) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                        (ii) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in clause (a) above if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, but such Transfer Restricted Securities shall continue to be subject to the provisions of Section 2.06(3) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear a legend set forth in clause (a) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

                  (e) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with
                        Section 2.02 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in clause (a) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution (within the meaning of the Securities Act) of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 501 under the Securities Act) of the Company. The Company shall identify to the Trustee such Holders of the Notes in a written certification signed by an Officer of the Company and, absent certification from the Company to such effect, the Trustee shall assume that there are no such Holders.

                  (f) By its acceptance of any Note bearing the legend set forth in Section 2.06(7)(a) hereof, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such legend and agrees that it will transfer such Note only as provided in this Indenture.

            (8) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an endorsement shall be made on such Global Note (or the principal amount of such Global Note shall otherwise be reduced in accordance with standard practices of the Note Custodian and the Depositary), by the Trustee or the Note Custodian, at the direction of the Trustee to reflect such reduction.

            (9) General Provisions with Respect to Transfer and Exchange.

                  (a) To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, pursuant to the terms of this Indenture, Definitive Notes and Global Notes at the Registrar's request.

                  (b) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Section 2.09, 3.01, 4.12, 4.13, and 9.05 hereof).

                  (c) Neither the Company nor the Registrar shall be required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (d) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefit under this Indenture as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                  (e) The Company shall not be required to issue or register the transfer or exchange of Notes during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection.

                  (f) Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to such Note, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                  (g) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of
                        Section 2.02 hereof.

                  (h) Neither the Company nor the Trustee shall be liable for any delay by the Depositary in identifying the beneficial owners of the Notes and each such Person may conclusively rely on, and shall be protected in relying on, instructions from the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of any Notes to be issued).

                  (i) Members of, or participants in, the Depositary shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as the Note Custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall
                        (x) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (y) impair, as between the Depositary and members of, or participants in, the Depositary, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            SECTION 2.07 Replacement Notes. If any mutilated Note is surrendered to the Company or the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request, the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

            In any case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to

Article III hereof, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

            Upon the issuance of new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

            Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefit of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

            SECTION 2.08 Outstanding Notes; Determinations of Holders' Action. Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those referred to in Section 2.07 hereof, or purchased by the Company pursuant to
Article III hereof and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note; provided, however, that in determining whether the holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company, any other Obligor upon the Notes or any Affiliate of the Company or such other Obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee knows based upon an examination of the Register to be so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including determinations pursuant to Articles VI and IX hereof).

            If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

            If the Paying Agent (other than the Company) holds, in accordance with this Indenture, at maturity or on a Redemption Date, money sufficient to pay the Notes payable on that date, then immediately on the date of maturity or such Redemption Date, as the case may be, such Notes shall cease to be outstanding and interest, if any, on such Notes shall cease to accrue.

            SECTION 2.09 Temporary Notes. Pending the preparation of Definitive Notes, the Company may execute, and upon receipt of an Officers' Certificate from the Company, the Trustee shall authenticate and make available for delivery, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers of the Company executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

            If temporary Notes are issued, the Company will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 2.03 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee, upon receipt of an Officers' Certificate from the Company, shall authenticate and make available for delivery in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

            SECTION 2.10 Cancellation. All Notes surrendered for payment, purchase by the Company, redemption by the Company pursuant to Article III hereof, or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and made available for delivery hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. The Company may not reissue, or issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.10, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed by the Trustee.

            SECTION 2.11 CUSIP Number. The Company, in issuing the Notes may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification number printed on the Notes and any redemption shall not be affected by any defect in or omission of such numbers.

            SECTION 2.12 Defaulted Interest. If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest (as provided in the form of Note attached hereto as Exhibit A), plus (to the extent lawful) any interest payable on the defaulted interest (as provided in Section
4.01 hereof), to the Persons who are Holders on a subsequent special record date, and such special record date, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid. The Company may also pay defaulted interest in any other lawful manner.

            SECTION 2.13 Liquidated Damages Under Registration Rights Agreement. Under certain circumstances, the Company shall be obligated to pay certain Liquidated Damages to the Holders, all as set forth in Section 2 of the Registration Rights Agreement. In any such case, and for all purposes hereunder, the Trustee shall rely conclusively upon the Company's certification as to the existence and amount of any obligation to pay any such Liquidated Damages, and as to any other matters pertaining thereto.

                                  ARTICLE III
                                   REDEMPTION

            SECTION 3.01 Right to Redeem; Notices to Trustee. At any time on and after June 15, 2006, the Company, at its option, may redeem the Notes for cash in accordance with this Article III and the provisions of paragraph 5 of the Notes. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.

            The Company shall give the notice to the Trustee provided for in this Section 3.01 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

            SECTION 3.02 Selection of Notes to be Redeemed. If less than all the outstanding Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed by lot or, if such method is prohibited by the rules of any stock exchange on which the Notes are then listed, any other method the Trustee considers reasonable. The Trustee shall make the selection at least 30 but not more than 60 days before the Redemption Date from outstanding Notes not previously called for redemption. Notes and portions of them the Trustee selects shall be in principal amount of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

            SECTION 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed at the Holder's last address as it shall appear on the registry book. A copy of such notice shall be mailed to the Trustee on the same day the notice is mailed to Holders of Notes.

            The notice shall identify the Notes to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the Redemption Price;

            (3) the CUSIP number (subject to the provisions of Section 2.11 hereof);

            (4) the name and address of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

            (6) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed; and

            (7) that, unless the Company defaults in making such redemption payment, together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, interest will cease to accrue on Notes called for redemption on and after the Redemption Date.

            At the Company's written request, made at least 45 days prior to the Redemption Date, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that in all cases, the text of such notice of redemption shall be prepared or approved by the Company and the Trustee shall have no responsibility whatsoever with regard to such notice being accurate or correct.

            SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon the later of the Redemption Date and the date such Notes are surrendered to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, if money sufficient for that purpose has been deposited as provided in Section 3.05 hereof.

            Notice of redemption shall be deemed to be given when mailed in the manner provided in Section 3.03 hereof, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of the Notes.

            SECTION 3.05 Deposit of Redemption Price. Prior to the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation.

            SECTION 3.06 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute, and the Trustee shall authenticate at the expense of the Company and make available for delivery to the Holder, a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE IV
                                    COVENANTS

            SECTION 4.01 Payment of Notes. The Company shall pay the principal of, premium, if any, interest on (including interest accruing on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding) and Liquidated Damages, if any, with respect to the Notes on (or prior to) the dates and in the manner provided in the Notes or pursuant to this Indenture. An installment of principal of, premium, if any, and interest on the Notes shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent shall have received before 12:00 noon on such date and shall then hold, in accordance with this Indenture, money sufficient to pay all of such installment then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. If any Liquidated Damages become payable, the Company shall not later than three (3) Business Days prior to the date that any payment of Liquidated Damages is due
(i) deliver an Officers' Certificate to the Trustee setting forth the amount of Liquidated Damages payable to Holders and (ii) instruct the Paying Agent to pay such amount of Liquidated Damages to Holders entitled to receive such Liquidated Damages. The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest and Liquidated Damages, if any (including interest accruing on or after the filing of a petition in bankruptcy or reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), to the extent lawful at 2% above the rate per annum borne by the Notes, which interest on overdue interest shall accrue from the date such amounts became overdue.

            SECTION 4.02 Reports.

            (1) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants and (ii) all reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information with the SEC for public availability (unless the SEC will not accept such filing) and make such information available to investors or prospective investors who request it in writing.

            (2) If the Company is not subject to and in compliance with the informational requirements of Sections 13 or 15(d) of the Exchange Act at any time while the Notes constitute "restricted securities" within the meaning of the Securities Act, it will furnish to the Holders of the Notes and prospective purchasers of the Notes designated by Holders of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Company either exchanges all of the Notes for the Exchange Notes or has registered under the Securities Act and continues to maintain a registration statement with respect to the resale of all of the Notes pursuant to the Registration Rights Agreement.

            (3) Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

            (4) For so long as any Transfer Restricted Securities remain outstanding, the Company shall, if it is not subject to and in compliance with the informational requirements of Section 13 or 15(d) of the Exchange Act, furnish to all Holders or beneficial owners of Notes and prospective purchasers of the Notes designated by the Holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            (5) The Company shall deliver directly, or shall at its own expense provide the Trustee with a sufficient number of copies thereof for delivery at the Company's expense by the Trustee, all reports and other documents and information that the Company may be required to deliver to the Holders under this Section 4.02.

            SECTION 4.03 Compliance Certificates.

            (1) The Company shall deliver to the Trustee within 90 days after the end of each of the Company's fiscal years an Officers' Certificate executed by Officers of the Company, stating whether or not the signers know of any Default or Event of Default. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 4.03(1), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default, and its status.

            (2) So long as not contrary to the then current recommendation of the American Institute of Certified Public Accountants as certified by the Company to the Trustee in an Officers' Certificate, the Company shall deliver to the Trustee within 125 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (a) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (b) whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof; provided, however, that the independent certified public accountants delivering such statement shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

            (3) The Company shall deliver to the Trustee as soon as possible and in any event within 15 days after the Company becomes aware of the occurrence of each Default or Event of Default, which is continuing, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

            (4) Delivery of reports, and other documents and information to the Trustee pursuant to this Indenture is for informational purposes only and the Trustee's receipt of such documents and information shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely conclusively on Officers' Certificates delivered to it).

            SECTION 4.04 Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

            SECTION 4.05 Maintenance of Office or Agency. The Company will maintain or cause to be maintained an office or agency of the Trustee, Registrar and Paying Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange or redemption and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The corporate trust office of the Trustee at the address specified in Section 11.02 hereof shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of any change of location of such office or agency. If at any time the Company shall fail to maintain or cause to be maintained any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02 hereof.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in location of any such other office or agency.

            SECTION 4.06 Limitation on Restricted Payments. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend on, or make any distribution in respect of the Company's or any of its Restricted Subsidiaries' Capital Stock or other Equity Interests, except to the extent any such dividend or other distribution is (a) actually received by the Company or a Restricted Subsidiary thereof or (b) payable solely in shares of Capital Stock or other Equity Interests (other than Redeemable Stock or Capital Stock convertible into any security other than such Capital Stock) of the Company or such Restricted Subsidiary, as the case may be; (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock or other Equity Interests of the Company or any of its Restricted Subsidiaries (other than Capital Stock or other Equity Interests held by the Company or any Wholly-Owned Subsidiary of the Company that is a Restricted Subsidiary); (iii) prepay, repay, purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to a scheduled repayment date, scheduled mandatory sinking fund payment date or maturity date any Indebtedness of the Company that is subordinate in right of payment to the Notes (other than in connection with any refinancing of such Indebtedness permitted by this Indenture); or (iv) make any Investment other than Permitted Investments (each such action described in any of clauses (i) through (iv) above being referred to as a "Restricted Payment"), if, at the time of such Restricted
Payment:

            (1) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

            (2) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made on or after the date of this Indenture (including, without duplication, Restricted Payments described in the next succeeding paragraph), exceeds the sum of (A) 50% of the cumulative Consolidated Net Income of the Company for the period commencing on July 5, 1998 through the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment (provided that if the amount of such cumulative Consolidated Net Income divided by the number of full fiscal quarters of the Company in the applicable period exceeds $5,250,000, then such amount shall equal (i) 50% of the product of $5,250,000 multiplied by the number of full fiscal quarters in such period plus (ii) 75% of the amount in excess of the product of $5,250,000 multiplied by the number of full fiscal quarters in such period) (or, if the cumulative Consolidated Net Income of the Company shall be a deficit, minus 100% of such deficit); (B) the aggregate net cash proceeds, and the Fair Market Value of any property other than cash, if any, received by the Company (other than from a Restricted Subsidiary of the Company) from the issuance and sale at any time after May 1, 1998 of either Capital Stock of the Company (other than Redeemable Stock or any Capital Stock convertible into any security other than such Capital Stock) or Indebtedness that is convertible into Capital Stock of the Company (other than Redeemable Stock or any Capital Stock convertible into any security other than such Capital Stock), to the extent such Indebtedness is actually converted into such Capital Stock; (C) an amount equal to any cash and the Fair Market Value (at the time of receipt) of other assets received by the Company or any of its Restricted Subsidiaries after the date of this Indenture as a dividend or other distribution from any Unrestricted Subsidiary; and (D) the Fair Market Value of any Investment held by either the Company or any Restricted Subsidiary of the Company in any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary in accordance with the provisions of this Indenture; or

            (3) the Company could not incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Flow Coverage Ratio test set forth in the first paragraph of Section 4.08 hereof.

            The foregoing provisions shall not prohibit, so long as no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture; (ii) the declaration and payment by a Reporting Subsidiary of the Company of dividends on its common stock to all holders of such common stock on a pro rata basis out of funds legally available for the payment of dividends; provided that the amount of such dividends in any fiscal year of such Reporting Subsidiary shall not exceed 25% of the Consolidated Net Income of such Reporting Subsidiary for the immediately preceding fiscal year; (iii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, options to purchase such shares or related stock appreciation rights or similar securities held by current or former officers, employees or directors (or their estates or beneficiaries under their estates) of the Company or any Restricted Subsidiary; provided that the aggregate consideration paid for such purchase, redemption, cancellation or other retirement after the date hereof does not exceed $7,500,000 in the aggregate in any fiscal year of the Company; or (iv) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Company that is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock of the Company (other than Redeemable Stock or any Capital Stock convertible into any security other than such Capital Stock).

            The amount of any dividend or other distribution (other than cash) shall be equal to the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Subsidiary of the Company, as the case may be, pursuant to such dividend or other distribution.

            SECTION 4.07 Limitation on Other Senior Subordinated Indebtedness. The Company shall not incur, issue, create, assume, guarantee or otherwise become directly or indirectly liable for any Indebtedness that is contractually subordinated in right of payment to any Senior Indebtedness and contractually senior in right of payment to the Notes.

            SECTION 4.08 Limitation on Additional Indebtedness. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (each, an "incurrence") any Indebtedness, including, without limitation, Acquired Indebtedness; provided, however, that the Company may incur Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing at the time or after giving effect to the incurrence of such Indebtedness and (ii) the Consolidated Cash Flow Coverage Ratio of the Company for the four full fiscal quarters ending immediately prior to the date of the incurrence of such additional Indebtedness is at least 2.0 to 1.0.

            The foregoing limitations set forth in this Section 4.08 shall not apply, without duplication, to:

            (i) Existing Indebtedness;

            (ii) Indebtedness of the Company represented by the Notes (not to exceed $250,000,000 aggregate principal amount for purposes of this clause
(ii));

            (iii) Indebtedness of the Company and its Restricted Subsidiaries under the Company Credit Facility, provided that the aggregate principal amount of Indebtedness (including the available undrawn amount of any letters of credit issued thereunder) so incurred on any date, together with all other Indebtedness incurred pursuant to this clause (iii) and outstanding on such date, shall not exceed the greater of (a) $75,000,000 and (b) the sum of 85% of Eligible Receivables of the Company and its Subsidiaries plus 65% of Eligible Inventory of the Company and its Subsidiaries;

            (iv) Indebtedness of (a) Broan-NuTone Canada, Inc. and any Canadian Subsidiaries which are Restricted Subsidiaries under the Broan-NuTone Canada, Inc. Credit Facility, provided that (1) the aggregate outstanding principal amount (including the available undrawn amount of any letters of credit issued thereunder) so incurred on any date, together with all other Indebtedness incurred pursuant to this clause (iv) and outstanding on such date, shall not exceed the greater of (x) $50,000,000 (Canadian) and (y) the sum of 85% of Eligible Receivables of Broan-NuTone Canada, Inc. and the Canadian Subsidiaries which are Restricted Subsidiaries plus 65% of Eligible Inventory of Broan-NuTone Canada, Inc. and the Canadian Subsidiaries which are Restricted Subsidiaries (but without duplication of any such Eligible Receivables or Eligible Inventory of Broan-NuTone Canada, Inc. and the Canadian Subsidiaries used as a basis to incur Indebtedness pursuant to clause (iii) above) and (2) such Indebtedness shall be secured only by Liens on assets of Broan-NuTone Canada, Inc. and the Canadian Subsidiaries which are

Restricted Subsidiaries, and (b) the Company under its limited guarantee of not more than $30,000,000 (Canadian) of the Indebtedness of Broan-NuTone Canada, Inc. and the Canadian Subsidiaries under the Broan-NuTone Canada, Inc. Credit Facility;

            (v) Indebtedness of NuTone and any NuTone Subsidiary not exceeding at any time $6,000,000 in aggregate outstanding principal amount and, if secured, secured only by Liens on assets of NuTone and any NuTone Subsidiary;

            (vi) Indebtedness of the Company to any of its Wholly-Owned Subsidiaries that is a Restricted Subsidiary (provided that such Indebtedness is contractually subordinated in right of payment to the Notes) or Indebtedness of any Subsidiary of the Company that is a Restricted Subsidiary to the Company or to any other Wholly-Owned Subsidiary of the Company that is a Restricted Subsidiary; provided that if the Company or any of its Restricted Subsidiaries incurs Indebtedness to a Wholly-Owned Subsidiary of the Company that is a Restricted Subsidiary which, at any time after such incurrence, ceases to be a Wholly-Owned Subsidiary or ceases to be a Restricted Subsidiary, then all such Indebtedness in excess of the amount of Allowable Subsidiary Loans shall be deemed to have been incurred at the time such former Wholly-Owned Subsidiary ceases to be a Wholly-Owned Subsidiary of the Company or ceases to be a Restricted Subsidiary;

            (vii) Indebtedness of the Company and its Restricted Subsidiaries under Interest Rate Agreements, Currency Agreements and Commodity Agreements; provided that (a) in the case of Interest Rate Agreements, such Interest Rate Agreements relate to Indebtedness permitted to be incurred under this Indenture and the notional principal amount of the obligations of the Company and its Restricted Subsidiaries under such Interest Rate Agreements does not exceed the principal amount of such Indebtedness, and (b) in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

            (viii) Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business under guaranties of Indebtedness of suppliers, licensees, franchisees or customers;

            (ix) Indebtedness incurred by the Company and its Restricted Subsidiaries consisting of Purchase Money Obligations and Capital Lease Obligations not exceeding at any time $30,000,000 in aggregate outstanding principal amount;

            (x) Acquired Indebtedness incurred by a Restricted Subsidiary of the Company to the extent such Indebtedness could have been incurred by the Company under the Consolidated Cash Flow Coverage Ratio test set forth in the first paragraph of this Section 4.08, after giving pro forma effect to the acquisition of such Restricted Subsidiary by the Company;

            (xi) Indebtedness of any Restricted Subsidiary existing at the time of the designation of such Subsidiary as a Restricted Subsidiary in accordance with the terms of this Indenture if immediately prior to such designation such Subsidiary was an Unrestricted

Subsidiary; provided that, after giving pro forma effect to such designation, such Indebtedness could have been incurred by the Company under the limitations set forth in the preceding paragraph of this Section 4.08; and provided, further, that none of the Company or any of its other Restricted Subsidiaries shall provide credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or otherwise be at any time, directly or indirectly liable (as a guarantor or otherwise), for such existing Indebtedness, except to the extent the Company or any of its Restricted Subsidiaries could become so liable in accordance with the provisions of this
Section 4.08 (other than solely in accordance with clause (vi) above or this clause (xi));

            (xii) Indebtedness of the Company and its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, letters of credit, short-term overdraft facilities and surety or appeal bonds provided in the ordinary course of business;

            (xiii) Indebtedness of (a) Nortek Holding B.V. and its Subsidiaries arising out of advances on exports, advances on imports, advances on trade receivables, factoring of receivables and similar transactions in the ordinary course of business and, if secured, secured only by Liens on assets of Nortek Holding B.V. Limited and its Subsidiaries and (b) the Company under its limited guarantee of not more than $20,000,000 of any such Indebtedness of Nortek (UK) Limited and its Subsidiaries;

            (xiv) other Indebtedness of the Company and its Restricted Subsidiaries not to exceed at any time $35,000,000 in aggregate outstanding principal amount;

            (xv) Liens permitted under Section 4.10 hereof; and

            (xvi) Indebtedness ("Refinancing Indebtedness") created, incurred, issued, assumed or guaranteed in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund ("refinance"), Indebtedness described in the preceding paragraph or referred to in clauses (i) through (xiv) above; provided, however, that (a) the principal amount of such Refinancing Indebtedness (or if such Refinancing Indebtedness is issued at a price less than the principal amount thereof, the original issue amount of such Refinancing Indebtedness), together with the principal amount of any remaining Indebtedness under the agreement or instrument governing the Indebtedness being refinanced, (1) in the case of Refinancing Indebtedness incurred to refinance Indebtedness permitted to be incurred under any of clauses (iii) through (v) and
(xiv) above, shall not, when added to all other Indebtedness outstanding under such clause, exceed the aggregate amount of Indebtedness permitted to be incurred under such clause (plus accrued interest on the Indebtedness to be refinanced and the amount of reasonable expenses, costs and fees and the amount of prepayment premiums and penalties incurred in connection with the refinancing thereof), and (2) in the case of Refinancing Indebtedness incurred to refinance Indebtedness permitted to be incurred under any of clauses (i), (ii) and (vi) through (xiii) above, shall not exceed the aggregate amount of such Indebtedness outstanding at the time of such refinancing, in each case, after giving effect to any mandatory reductions in principal or other repayments required under the agreement or instrument governing such Indebtedness (plus accrued interest on the Indebtedness to be refinanced and the amount of reasonable expenses, costs and fees and the amount of prepayment premiums and penalties incurred in connection with the refinancing thereof); (b) such Refinancing Indebtedness shall be subordinated in right of payment to the Notes at least to the same extent as the Indebtedness to be refinanced; (c) such Refinancing Indebtedness shall have an Average Life and Stated Maturity equal to, or greater than, the Average Life and Stated Maturity of the Indebtedness to be refinanced at the time of such incurrence; (d) the proceeds of such Refinancing Indebtedness, if incurred by a Restricted Subsidiary of the Company, shall not be used to refinance Indebtedness of the Company or another Subsidiary of the Company; and
(e) the incurrence of any such Refinancing Indebtedness is substantially simultaneous with the refinancing of the Indebtedness to be refinanced.

            For purposes of this Section 4.08, the accretion of original issue discount on Indebtedness shall not be deemed to be an incurrence of Indebtedness.

            SECTION 4.09 Limitation on Sale or Issuance of Preferred Stock of Restricted Subsidiaries. The Company shall not (i) permit any of its Restricted Subsidiaries to issue or sell to any Person except the Company or a Wholly-Owned Subsidiary of the Company that is a Restricted Subsidiary any preferred stock of any Restricted Subsidiary, or (ii) sell or otherwise convey or dispose of, or permit any of its Wholly-Owned Subsidiaries that is a Restricted Subsidiary to sell or otherwise convey or dispose of, any such preferred stock so issued or sold to the Company or any of its Wholly-Owned Subsidiaries that is a Restricted Subsidiary (except to the issuer thereof, the Company or any of its other Wholly-Owned Subsidiaries that is a Restricted Subsidiary).

            SECTION 4.10 Limitation on Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on (i) any Principal Property,
(ii) any shares of Capital Stock of any Restricted Subsidiary of the Company held by the Company or (iii) any Indebtedness owed by any Restricted Subsidiary of the Company to the Company if, in the case of clause (i), (ii) or (iii), such Lien secures Indebtedness or any other obligation or liability which is pari passu in right of payment with the Notes or subordinated in right of payment to the Notes without making effective provision for all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the Indebtedness or other obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the Indebtedness or other obligation or liability secured by such Lien.

            The foregoing limitation set forth in this Section 4.10 shall not apply to:

            (i) Liens existing on the date of this Indenture;

            (ii) Liens with respect to the assets of a Restricted Subsidiary of the Company granted by such Restricted Subsidiary to the Company to secure Indebtedness owing to the Company;

            (iii) Liens in respect of Indebtedness permitted by clause (xii) of
Section 4.08 hereof;

            (iv) Liens securing Refinancing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted under this Indenture; provided that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and

            (v) Permitted Liens.

            SECTION 4.11 Limitation on Certain Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or enter into or otherwise cause or permit to exist or become effective any agreement with any Person that would cause any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its Restricted Subsidiaries, (ii) pay or repay any Indebtedness owed to the Company or any of its Restricted Subsidiaries which owns Equity Interests in such Restricted Subsidiary, (iii) make loans or advances to the Company or any of its Restricted Subsidiaries which owns Equity Interests in such Restricted Subsidiary, (iv) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries which owns Equity Interests in such Restricted Subsidiary, or (v) guarantee any Indebtedness of the Company or any other Restricted Subsidiary of the Company except, in each case, for such encumbrances or restrictions existing under or by reason of (a) applicable law, (b) this Indenture, (c) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any of its Restricted Subsidiaries, (d) any instrument governing Indebtedness of a Person acquired by the Company or any of its Restricted Subsidiaries at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired,
(e) agreements existing as of the date of this Indenture, (f) the Company Credit Facility, (g) the Ply Gem Credit Facility, (h) the Broan-NuTone Canada, Inc. Credit Facility, (i) any other agreement pursuant to which any Restricted Subsidiary of the Company incurs Indebtedness in accordance with Section 4.08 hereof and (j) any agreement effecting a refinancing of Indebtedness issued pursuant to any agreement or instrument referred to in clause (d), (e), (f),
(g), (h) or (i) above; provided that the terms and conditions of any such encumbrances and restrictions are not materially less favorable to the Holders than those under the agreement or instrument evidencing the Indebtedness being refinanced.

            The foregoing shall not restrict the ability of any Restricted Subsidiary of the Company to grant any Lien to the extent otherwise permitted in this Indenture.

            SECTION 4.12 Repurchase Upon Change of Control. Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of all or any part of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment").

            Immediately following any Change of Control, the Company shall mail a notice to the Trustee and to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.12 and that all Notes tendered will be accepted for payment; (2) the amount of the Change of Control Payment and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control

Payment Date"); (3) that any Note not tendered will continue to accrue interest;
(4) that, unless the Company defaults in the payment thereof, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to be purchased to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw Notes they have tendered on the terms and conditions set forth in such notice (but in no event later than the Business Day prior to the Change of Control Payment Date); and (7) that Holders whose Notes are being purchased only in part will be issued (or book-entry notation made with respect thereto) new Notes equal in principal amount to the unpurchased portion of the Notes tendered; provided that the portion of each Note purchased and each such new Note issued (or book-entry notation, if applicable) shall be in a principal amount of $1,000 or an integral multiple thereof.

            On the Change of Control Payment Date, the Company will, to the extent lawful: (1) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer and not withdrawn, (2) deposit with the Paying Agent an amount (no later than 12:00 noon Boston, Massachusetts time on such date) sufficient to pay the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn, and (3) deliver, or cause to be delivered to the Trustee (no later than 12:00 noon Boston, Massachusetts time on such date), all Notes so tendered and not withdrawn together with an Officers' Certificate specifying the Notes or portions thereof tendered to the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered and not withdrawn the Change of Control Payment in respect of such Notes, and the Trustee will promptly authenticate and mail to such Holder (or cause to be transferred by book entry) a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            A "Change of Control" shall be deemed to have occurred at such time as any of the following events shall occur:

            (i) there is consummated any consolidation or merger of the Company with or into another corporation, or all or substantially all of the assets of the Company are sold, leased or otherwise transferred or conveyed to another Person (other than pursuant to a bona fide pledge of assets to secure Indebtedness made in accordance with this Indenture), and the holders of the Company's common stock outstanding immediately prior to such consolidation, merger, sale, lease or other transfer or conveyance or one or more Exempt Persons do not hold, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger or at least a majority of the Equity Interests of such Person;

            (ii) there is filed a report on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that any person (defined, solely for the purposes of this Section 4.12, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the combined voting power of all the Company's then outstanding securities entitled to vote generally for the election of directors; provided, however, that a person shall not be deemed to be the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

            (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

            Notwithstanding anything to the contrary set forth in this Section 4.12, a Change of Control shall not be deemed to have occurred under clause (ii) of the immediately preceding paragraph solely by virtue of the Company, any Subsidiary of the Company, any employee stock ownership plan or any other employee benefit plan of the Company or any such Subsidiary, any other person holding securities of the Company for or pursuant to the terms of any such employee benefit plan, or any Exempt Person, filing or becoming obligated to file a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of securities of the Company, whether equal to or greater than 50% of the combined voting power of the Company's then outstanding securities entitled to vote generally for the election of directors or otherwise.

            SECTION 4.13 Limitation On Use of Proceeds from Asset Sales. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of any such Asset Sale having a value (including the Fair Market Value of any non-cash consideration) at least equal to the Fair Market Value of the securities or assets being sold or otherwise disposed of, and (ii) at least 75% of the consideration from such Asset Sale is received in the form of cash, Cash Equivalents (together with cash, "Cash Proceeds") or indebtedness for borrowed money of the Company or such Restricted Subsidiary that is assumed by the transferee of any such assets or any such indebtedness of any Restricted Subsidiary of the Company whose stock is purchased by the transferee. Any Net Cash Proceeds (a) in excess of the amount of cash applied by the Company or any Restricted Subsidiary of the Company during the period beginning 12 months prior to the date of the Asset Sale (but not prior to the date of this Indenture) and ending 12 months after the date of such Asset Sale to purchase any business that is, or any properties and assets used primarily in, the same or a related business as those owned and operated by the Company and its Subsidiaries as of the date of this Indenture or at the date of such Asset Sale and (b) not applied within 12 months after the date of the Asset Sale to reduce Indebtedness of the Company (other than

Indebtedness which is by its terms subordinated in right of payment to the Notes) or any Restricted Subsidiary of the Company shall be deemed to be "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15,000,000, the Company shall make an offer (the "Excess Proceeds Offer") to apply the Excess Proceeds to purchase the Notes. The Excess Proceeds Offer must be in cash in an amount equal to 100% of the principal amount plus accrued and unpaid interest, if any, thereon and Liquidated Damages, if any, to the date fixed for the closing of such offer, substantially in accordance with the procedures for a Change of Control Offer described in Section 4.12 hereof. To the extent that the aggregate amount of Notes tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company may use the remaining Excess Proceeds for general corporate purposes and such amounts shall no longer be deemed Excess Proceeds. If the aggregate principal amount of Notes surrendered by Holders exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis, subject to the limitation on the authorized denominations of the Notes.

            SECTION 4.14 Limitation on Transactions With Affiliates. Except as otherwise permitted by this Indenture, neither the Company nor any of its Restricted Subsidiaries shall make any Investment, loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease or otherwise transfer or dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any of its Restricted Subsidiaries, unless (i) such transaction or series of transactions is in the best interests of the Company or such Restricted Subsidiary based on all relevant facts and circumstances; (ii) such transaction or series of transactions is fair to the Company or such Restricted Subsidiary and on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arms' length basis from a Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries; and
(iii) (a) with respect to a transaction or series of related transactions involving aggregate payments in excess of $5,000,000, the Board of Directors and a majority of the Disinterested Directors shall approve such transaction or series of transactions by a Board Resolution evidencing their determination that such transaction or series of transactions comply with clauses (i) and (ii) above, and (b) with respect to a transaction or series of transactions involving aggregate payments equal to or greater than $15,000,000, the Company receives a written opinion from a nationally recognized investment bank or valuation firm or, with respect to a transaction requiring the valuation of real property, a nationally recognized real estate appraisal firm, that such transaction or series of transactions is fair to the Company from a financial point of view.

            The foregoing limitation shall not apply to: (i) any payment of money or issuance of securities by the Company or any Restricted Subsidiary of the Company pursuant to employment agreements or arrangements and employee benefit plans, including reimbursement or advancement of out-of-pocket expenses and directors' and officers' liability insurance; (ii) reasonable and customary payments and other benefits (including indemnification) provided to directors for service on the Board of Directors of the Company or any of its Restricted Subsidiaries and reimbursement of expenses related thereto; or (iii) transactions between the Company and any Restricted Subsidiary of the Company, or between one Restricted Subsidiary of the Company and another Restricted Subsidiary of the Company; provided that not more than

20% of any such Restricted Subsidiary is owned by any Affiliate of the Company or any of its Restricted Subsidiaries (other than the Company or a Wholly-Owned Subsidiary of the Company which is a Restricted Subsidiary).

            SECTION 4.15 Intentionally Omitted.

            SECTION 4.16 Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before any penalty accrues thereon, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries upon the income, profits or property of the Company or any of its Subsidiaries and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, would by law become a Lien upon the property of the Company or any of its Subsidiaries; provided that none of the Company or any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claims the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

            SECTION 4.17 Corporate Existence. Subject to Article V hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of any of its Subsidiaries in accordance with the respective organizational documents of such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any such Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

            SECTION 4.18 Maintenance of Properties and Insurance. The Company shall cause all material properties owned by or leased to it or any of its Subsidiaries and used or useful in the conduct of its business or the business of such Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.18 shall prevent the Company or any of its Subsidiaries from discontinuing the maintenance of any such properties, if such discontinuance is desirable in the conduct of its business or the business of such Subsidiary.

            The Company shall provide or cause to be provided, for itself and any of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, public liability insurance, with reputable insurers in such amounts with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry.

            SECTION 4.19 Stay, Extension and Usury Laws. The Company covenants (to the extent it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not resort to any such law that would hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

            SECTION 4.20 Investment Company Act. The Company shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

            SECTION 4.21 Payments for Consents. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

            SECTION 4.22 Covenant to Comply with Securities Laws Upon Purchase of Notes. In connection with any offer to purchase or purchase of Notes under
Section 4.12 or 4.13 hereof, the Company shall (i) comply with the requirements of Rule 14e-1 under the Exchange Act, and (ii) otherwise comply with all applicable Federal and state securities laws and regulations so as to permit the rights and obligations under Sections 4.12 and 4.13 hereof to be exercised in the time and in the manner specified in Sections 4.12 and 4.13 hereof.

                                   ARTICLE V
                              SUCCESSOR CORPORATION

            SECTION 5.01 When the Company May Merge or Transfer Assets. The Company shall not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions in the aggregate would result in a transfer of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, unless:

            (1) the Company shall be the continuing Person, or the Person, if other than the Company, formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company or of the Company and its Subsidiaries on a consolidated basis, substantially as an entirety, are transferred shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, and this Indenture remains in full force and effect;

            (2) immediately before and immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing;

            (3) the Person which is formed by or survives such consolidation or merger or to which such assets are transferred (the "surviving entity"), after giving pro forma effect to such transaction, could incur $1.00 of additional Indebtedness pursuant to the Consolidated Cash Flow Coverage Ratio test set forth in the first paragraph of Section 4.08 hereof; and

            (4) immediately after giving effect to such transaction on a pro forma basis the Consolidated Net Worth of the surviving entity shall be equal to or greater than the Consolidated Net Worth of the Company immediately before such transaction.

            In connection with any such consolidation, merger or transfer, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 5.01 and that all conditions precedent provided for in this Indenture relating to such transactions have been complied with.

            SECTION 5.02 Successor Corporation Substituted. Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such transfer made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company in this Indenture, and when a successor Person assumes all the obligations of its predecessor under this Indenture or the Notes, the predecessor shall be released from those obligations; provided, however, that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to the Notes.

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

            SECTION 6.01 Events of Default. An "Event of Default" occurs if one of the following shall have occurred and be continuing:

            (1) the Company defaults in the payment, when due and payable, whether or not prohibited by Article X hereof, of (i) interest on or Liquidated Damages, if any, with respect to any Note and the default continues for a period of 30 days, or (ii) principal of or premium, if any, on any Notes when the same becomes due and payable at maturity, by acceleration, on the Redemption Date, on the Change of Control Payment Date, on any payment date respecting an Excess Proceeds Offer or otherwise;

            (2) the Company fails to comply with any of its covenants or agreements under Article V hereof;

            (3) the Company fails to comply with any of its covenants or agreements in the Notes or this Indenture (other than those referred to in clause (1) or (2) above), and such failure continues for the period and after receipt by the Company of the notice specified below;

            (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such indebtedness or guarantee is now existing or hereafter created, if such default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable or if as a result of such default the maturity of such indebtedness has been accelerated prior to its stated maturity and, in either case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness for money borrowed which has not been paid when due and payable or the maturity of which has been accelerated as a result of such default, aggregates $15,000,000 or more;

            (5) the Company or any of its Significant Subsidiaries that is a Restricted Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case or proceeding;

                  (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                  (D) makes a general assignment for the benefit of its creditors; or

                  (E) admits in writing its inability to pay its debts generally as they become due;

            (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any of its Significant Subsidiaries that is a Restricted Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) in an involuntary case or proceeding;

                  (B) appoints a Custodian of the Company or any of its Significant Subsidiaries that is a Restricted Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) for all or substantially all of its properties;

                  (C) orders the liquidation of the Company or any of its Significant Subsidiaries that is a Restricted Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary);

                  and in each case, the order or decree remains unstayed and in effect for 60 days; or

            (7) final judgments for the payment of money which in the aggregate exceed $15,000,000 shall be rendered against the Company or any of its Restricted Subsidiaries by a court and shall remain unstayed or undischarged for a period of 60 days.

            "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

            A Default under clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default within 30 days after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

            In the case of any Event of Default (other than as a result of the failure to comply with Section 4.12 hereof) occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have to pay if the Company then had elected to redeem the Notes pursuant to paragraph 5 of the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Notes contained to the contrary notwithstanding.

            In the case of an Event of Default as a result of a failure to comply with Section 4.12 hereof occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have to pay pursuant to Section 4.12 hereof, such premium shall also become and be immediately due and payable at such time as the principal of and interest on the Notes become due and payable pursuant to Section 6.02 hereof to the extent permitted by law, anything in this Indenture or in the Notes contained to the contrary notwithstanding.

            SECTION 6.02 Acceleration. If any Event of Default (other than an Event of Default specified in clause (5) or (6) of Section 6.01 hereof) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may, by notice to the Company and the Trustee (each, an "Acceleration Notice"), and the Trustee shall, upon the request of such Holders, declare all unpaid principal of, premium, if any, accrued interest on and Liquidated Damages, if any, with respect to the Notes to be due and payable immediately. If any Event of Default specified in clause (5) or (6) of Section 6.01 hereof occurs, all unpaid principal of, premium, if any, accrued interest on and Liquidated Damages, if any, with respect to the Notes then outstanding shall ipso facto become and be immediately due and payable without declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee and to the Company may rescind an acceleration and its consequences (except an acceleration due to a default in payment of the principal of, premium, if any, accrued interest on and Liquidated Damages, if any, with respect to the Notes) if all existing Events of Default have been cured or waived except non-payment of principal of, premium, if any, accrued interest on and Liquidated Damages, if any, with respect to the Notes that has become due solely because of the acceleration.

            SECTION 6.03 Other Remedies. If any Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04 Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Holder), may waive an existing Default or Event of Default and its consequences except (i) an Event of Default described in Section 6.01(1) hereof, or (ii) a Default in respect of a provision that under Section 9.02 hereof cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured and shall cease to exist, but no such wavier shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

            SECTION 6.05 Control by Majority. The Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may direct, by an instrument or concurrent instruments in writing delivered to the Trustee, the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability. Subject to the provisions of Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            SECTION 6.06 Limitation on Suits. Except as provided in Section 6.07 hereof, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

            (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

            (5) the Holders of a majority in aggregate principal amount of the Notes at the time outstanding do not give the Trustee a direction inconsistent with the request during such 30-day period.

            A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

            SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to the Notes held by such Holder, on or after the respective due dates expressed in the Notes, any Redemption Date, any Change in Control Payment Date or any payment date respecting an Excess Proceeds Offer, or to bring suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected adversely without the consent of each such Holder.

            SECTION 6.08 Collection Suit by Trustee. If an Event of Default described in Section 6.01(1) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount owing with respect to the Notes and the amounts provided for in Section 7.07 hereof.

            SECTION 6.09 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or to any other obligor on the Notes or the property of such obligor, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (1) to file and prove a claim for the whole amount of the principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to the Notes and to file such other papers or documents and to take other actions, including participating as a member of any committee of creditors, as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

            (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian or other official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07 hereof;

            SECOND: to Holders for amounts due and unpaid on the Notes for the principal of, premium, if any, interest on and Liquidated Damages, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

            THIRD: the balance, if any, to the Company or to the Person or Persons otherwise entitled thereto.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

            SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merit and good faith of the claims or defense made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 hereof or a suit by Holder of more than 10% in aggregate principal amount of the Notes at the time outstanding.

            SECTION 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII
                                     TRUSTEE

            SECTION 7.01 Duties of Trustee.

            (1) If an Event of Default has occurred and is continuing (and is not cured), the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

            (2) Except during the continuance of an Event of Default:

                        (A) the Trustee need perform only those duties that are specifically set forth in this Indenture and not others and no implied covenants or obligations shall be read into this Indenture against the Trustee and the duties of the Trustee shall be determined solely by the express provisions of this Indenture; and

                        (B) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirement of this Indenture.

            The Trustee shall not be liable for any interest on any money received by it.

            (3) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its willful misconduct, except that:

                        (A) this paragraph (3) does not limit the effect of paragraph (2) of this Section 7.01;

                        (B) the Trustee shall not be liable for any error of judgment made in good faith by any Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                        (C) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.04 or
                                    6.05 hereof.

            (4) Whether or not expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1),
(2), (3), (5) and (7) of this Section 7.01 and Section 7.02 hereof.

            (5) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives reasonable security or indemnity satisfactory to it against any loss, liability or expense.

            (6) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money held by it hereunder.

            (7) The Trustee shall not be deemed to have knowledge of the existence of any fact or matter unless such fact or matter is actually known to one of its Trust Officers.

            (8) The Trustee shall not be required to examine any reports or financial information filed with it by the Company pursuant to Section 4.02 hereof to determine whether the limitations set forth in Sections 4.06 through
4.14 hereof have been exceeded.

            SECTION 7.02 Rights of Trustee.

            (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters stated in any such document as it sees fit.

            (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate and Opinion of Counsel.

            (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

            (5) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security and indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Section
7.10 and 7.11 hereof.

            SECTION 7.04 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the registration statement for the Notes under the Securities Act (other than statements contained in the Form T-1 filed with the SEC under the TIA) or in this Indenture or the Notes (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

            SECTION 7.05 Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder as their names and addresses appear on the Register, notice of the Default within 90 days after it becomes known to the Trustee unless such Default shall have been cured or waived. Except in the case of Default described in
Section 6.01(1) hereof, the Trustee may withhold such notice if and so long as a committee of Trust Officers in good faith determines that the withholding of such notice is in the interests of Holders.

            SECTION 7.06 Reports by Trustee to Holders. Within 60 days after each May 15 beginning with May 15, 2002, the Trustee shall mail to each Holder a brief report dated as of such May 15th in accordance with and to the extent required under Section 313 of the TIA.

            A copy of each report at the time of its mailing to Holders shall be filed with the Company, the SEC and each stock exchange on which the Notes are listed. The Company agrees to promptly notify the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07 Compensation and Indemnity. The Company agrees:

            (1) To pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (2) To reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, disbursements and advances of its agents and counsel and other persons not regularly in its employ), including all reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with any membership on any creditor's committee, except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

            (3) To indemnify the Trustee, its officers, directors and shareholders, for, and to hold it harmless against, any and all loss, liability or expense, incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

            The Trustee shall have a claim and lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 7.07, except with respect to funds held in trust for the payment of principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to particular Notes.

            The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee renders services or incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6) hereof, the compensation for services and expenses are intended to constitute expenses of administration under any Bankruptcy Law;

provided that, if not paid as such expenses, such compensation and expenses shall remain payable as provided under Section 6.10 hereof.

            SECTION 7.08 Replacement of Trustee. The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section
7.08. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee subject to the consent of the Company. The Trustee shall resign if:

            (1) the Trustee fails to comply with Section 7.10 hereof;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by a Board Resolution, a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to payment of all amounts owing to the Trustee under Section 7.07 hereof and subject further to its lien under Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to successor Trustee.

            If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including this Trusteeship) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recently published annual report of condition. The Trustee shall comply with TIA Section 310(b). In determining whether the

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
Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to TIA Section 310(b)(1) shall be deemed incorporated herein.

            SECTION 7.11 Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).

                                  ARTICLE VIII
                       DISCHARGE OF INDENTURE; DEFEASANCE

            SECTION 8.01 Discharge. When (1) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07 hereof or Notes which are purchased pursuant to Section 4.12 or 4.13 hereof or Notes for whose payment money has heretofore been held in trust and thereafter repaid to the Company as provided in this Article VIII) for cancellation or (2) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof, and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to all outstanding Notes, and in the case of either clause (1) or (2), the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 2.06 and 2.07 hereof, cease to be of further effect.

            SECTION 8.02 Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, with respect to the Notes, elect to have either Section 8.03 or 8.04 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

            SECTION 8.03 Legal Defeasance and Discharge. Upon the Company's exercise under Section 8.02 hereof of the option applicable to this Section 8.03, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.06 hereof and the other Sections hereof referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to such Notes when such payments are due (from the trust referred to below), or on the Redemption Date, as the case may be, (b) the Company's obligations with respect to such Notes under Sections 2.05, 2.07, 2.08, 2.09, 2.10 and 4.05 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option

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
under this Section 8.03 notwithstanding the prior exercise of its option under
Section 8.04 hereof with respect to the Notes.

            SECTION 8.04 Covenant Defeasance. Upon the Company's exercise under
Section 8.02 hereof of the option applicable to this Section 8.04, the Company shall be released from its obligations under the covenants contained in Sections 4.02, 4.03, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.18 and 5.01
hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding under GAAP). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(2) or
Section 6.01(3) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

            SECTION 8.05 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.03 or
8.04 hereof to the outstanding Notes:

            (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this
Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (i) cash in U.S. Dollars,
(ii) U.S. Government Obligations, or (iii) a combination thereof, in such amounts, as will be sufficient in each case, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to the outstanding Notes on the stated maturity or on the applicable date fixed for redemption, as the case may be, of such principal or installment of principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to such Notes, and the Company shall have specified whether the Notes are being defeased to maturity or to a particular date fixed for redemption;

            (2) In the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that:

                        (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or

                        (B) since the date hereof, there has been a change in the applicable federal income tax law,

            in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) In the case of an election under Section 8.04 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) 91 days pass after the deposit specified in clause (1) of this
Section 8.05 is made and during such 91-day period, no Default or Event of Default set forth in Section 6.01(5) or 6.01(6) hereof occurs with respect to the Company which is continuing at the end of such 91-day period;

            (5) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

            (6) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (7) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.03 or 8.04 hereof was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

            (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States (on which the Trustee may conclusively rely), each stating that all conditions precedent to either the Legal Defeasance under Section 8.03 hereof or the Covenant Defeasance under
Section 8.04 hereof (as the case may be) have been complied with as contemplated by this Section 8.05.

            SECTION 8.06 Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.07 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the "Trustee") pursuant to Section 8.05 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as

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
the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to such Notes, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Notes deposited pursuant to Section 8.05 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Notes held by it as provided in Section
8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(1) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

            SECTION 8.07 Repayment to the Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to any Note and remaining unclaimed for two years after such principal thereof, premium, if any, interest thereon and Liquidated Damages, if any, with respect thereto has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustees thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

            SECTION 8.08 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States Dollars or U.S. Government Obligations in accordance with Section 8.06 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.05 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.06 hereof; provided, however, that, if the Company makes any payment of principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


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
                                   ARTICLE IX
                                   AMENDMENTS

            SECTION 9.01 Without Consent of Holders. From time to time, when authorized by Board Resolutions of each of them, the Company and the Trustee, without notice to or the consent of the Holders of the Notes issued hereunder, may amend or supplement this Indenture or the Notes as follows:

            (1) to cure any ambiguity, defect or inconsistency;

            (2) to comply with Article V hereof;

            (3) to provide for uncertificated Notes in addition to or in place of certificated Notes so long as such uncertificated Notes are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

            (4) to make any other change that does not adversely affect the rights of any Holder; or

            (5) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA.

            SECTION 9.02 With Consent of Holders. With the consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, the Company and the Trustee may amend this Indenture or the Notes or may waive future compliance by the Company with any provisions of this Indenture or the Notes. However, without the consent of each Holder affected, a waiver or an amendment to this Indenture or the Notes may not:

            (1) reduce the percentage of principal amount of the Notes whose Holders must consent to an amendment or waiver; or

            (2) make any change to the Stated Maturity of the principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to the Notes or any Redemption Price thereof, or impair the right to institute suit for the enforcement of any such payment or make any Note payable in money or securities other than that stated in the Note; or

            (3) make any change in Article X hereof that adversely affects the rights of any Holder of Notes or any change to any other Section hereof that adversely affects the rights of any Holder of Notes under Article X hereof; or

            (4) waive a default in the payment of the principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to any Note; or

            (5) make any change in the provisions of Sections 4.12, 4.13, 6.04 or 6.07 hereof; or

            (6) make any change to Section 9.01 or 9.02 hereof.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            In the event that certain Holders are willing to defer or waive certain obligations of the Company hereunder with respect to Notes held by them, such deferral or waiver shall be deemed to affect any other Holder who receives the subject payment or performance in a timely manner.

            After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

            SECTION 9.03 Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article IX shall comply with the TIA.

            SECTION 9.04 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent to it or any other action by a Holder of a Note hereunder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same obligation as the consenting Holder's Note, even if notation of the consent, waiver or action is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the consent of the requisite aggregate principal amount of the Notes then outstanding has been obtained and not revoked. After an amendment, waiver or action becomes effective, it shall bind every Holder, except as provided in Section 9.02 hereof.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then, notwithstanding the first two sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            SECTION 9.05 Notation on or Exchange of Notes. Notes authenticated and made available for delivery after the execution of any supplemental indenture pursuant to this Article IX may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the reasonable opinion of the Trustee and the opinion of the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and made available for delivery by the Trustee in exchange for outstanding Notes.

            SECTION 9.06 Trustee to Sign Supplemental Indenture. The Trustee shall sign any supplemental indenture authorized pursuant to this Article IX if the supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture.

            SECTION 9.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and made available for delivery hereunder shall be bound thereby.

                                    ARTICLE X
                                  SUBORDINATION

            SECTION 10.01 Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that the indebtedness evidenced by the Notes (including the payment of principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to the Notes) is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

            SECTION 10.02 Intentionally Omitted.

            SECTION 10.03 Liquidation; Dissolution; Bankruptcy. Upon any (i) bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, (ii) assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Company or
(iii) payment or distribution of the assets of the Company to creditors of the Company in a total or partial liquidation or dissolution of the Company:

            (1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash or, at the option of the holders of such Senior Indebtedness, cash equivalents (including, in the case of Specified Senior Indebtedness, interest accruing after the commencement of any such proceeding at the rate specified in the instrument evidencing the applicable Specified Senior Indebtedness, whether or not a claim therefor is allowed, to the date of payment of such Specified Senior Indebtedness) before the Holders of the Notes shall be entitled to receive any payment of principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to the Notes; and

            (2) until the Senior Indebtedness (as provided in subsection (1) above) is paid in full in cash or, at the option of the holders of the Senior Indebtedness, cash equivalents, any distribution to which the Holders of the Notes would be entitled but for this Article X shall be made to holders of Senior Indebtedness, as their interests may appear, except that the Holders of the Notes may receive Equity Interests and any debt securities that are subordinated to Senior

Indebtedness and to any securities issued in exchange for Senior Indebtedness to at least the same extent as the Notes are subordinated to Senior Indebtedness.

            For purposes of this Article X, a distribution may consist of cash, securities or other property, by set-off or otherwise.

            The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and condition set forth in
Article V hereof shall not be deemed a dissolution, winding up, liquidation or reorganization, for the purposes of this Section 10.03, if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer comply with the conditions set forth in Article V hereof.

            SECTION 10.04 Default on Senior Indebtedness.

            The Company may not pay the principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to the Notes and may not make any deposit for the purpose of the discharge of its liabilities pursuant to this Indenture and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if:

            (1) a default in the payment of principal or interest on any Senior Indebtedness occurs and is continuing beyond any applicable grace period; or

            (2) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless in either case, (A) the default has been cured or waived and any such acceleration has been rescinded, or (B) such Senior Indebtedness has been paid in full.

            During the continuance of any default (other than a default described in clause (1) or (2) of the preceding paragraph) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Blockage Notice") and ending 179 days thereafter, or earlier if such Payment Blockage Period is terminated:

            (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

            (2) by repayment in full of such Designated Senior Indebtedness; or

            (3) because the default giving rise to such Blockage Notice is no longer continuing (as stated in writing to the Trustee by and officer of the Company).

            Notwithstanding the provisions described in the immediately preceding paragraph of this Section 10.04 (but subject to the provisions contained in the next preceding paragraph of this Section 10.04), unless the holders of such Designated Senior Indebtedness or the representative of such holders will have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the expiration of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

            SECTION 10.05 No Suspension of Remedies. Nothing contained in this
Article X shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes or to pursue any other rights or remedies thereunder or under applicable law; provided, however, that all Senior Indebtedness of the Company then or thereafter due and payable shall first be paid in full in cash or, at the option of the holders of the Senior Indebtedness, cash equivalents before the Holders shall be entitled to receive any payment of principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to the Notes. Notwithstanding the foregoing, any acceleration of the maturity of the Notes or other remedies pursued hereunder or under applicable law due to the occurrence of an Event of Default under Section 6.01(1) hereof resulting from the operation of Section 10.04 hereof shall be automatically rescinded or discontinued to the extent permitted by applicable law and all Events of Default which permitted the acceleration of the Notes or the pursuit of other remedies hereunder or under applicable law shall be deemed to be automatically and permanently cured to the extent permitted by applicable law if (i) the payment or payments the omission of which gave rise to the Event of Default is or are made within 179 days after the date on which the Trustee or the Paying Agent received notice of the default or defaults on the Senior Indebtedness and (ii) at the time of such automatic rescission no other Event of Default or Default shall have occurred and be continuing. Such automatic rescission shall be effective as of the date the conditions specified in clauses
(i) and (ii) above are satisfied.

            SECTION 10.06 When Distribution Must Be Paid Over. In the event that the Company shall make any payment to the Trustee on account of the principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to the Notes at a time when such payment is prohibited by Section 10.03, 10.04 or
10.05 hereof, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative, as their respective interests may appear, for application to the payment of all Senior Indebtedness in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

            If a distribution is made to Holders that because of this Article X should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness (pro rata as to each of such holder on the basis of the respective amounts of Senior Indebtedness held by them) or their representative, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

            With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article X, no implied covenants or obligations with respect to the Holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

            SECTION 10.07 Notice by the Company. The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to the Notes to violate this Article X, but failure to give such notice shall not affect the subordination of the Notes to Senior Indebtedness provided in this Article X. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

            SECTION 10.08 Subrogation. After all Senior Indebtedness is paid in full in cash or, at the option of the holders of Senior Indebtedness, cash equivalents, and until the Notes are paid in full, the Holders of the Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article X to holders of Senior Indebtedness that otherwise would have been made to the Holders of the Notes is not, as between the Company and the Holders of the Notes, a payment by the Company on the Notes.

            If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article X shall have been applied pursuant to the provisions of this Article X to the payment of all amounts payable in respect of the Senior Indebtedness of the Company, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payment or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable in respect of the Senior Indebtedness of the Company in full in cash or, at the option of the holders of Senior Indebtedness, cash equivalents.

            SECTION 10.09 Relative Rights. This Article X defines the relative rights of the Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

            (1) impair, as between the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to the Notes in accordance with their terms;

            (2) affect the relative rights of the Holders of the Notes and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

            (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to the Holders of the Notes.

            If the Company fails because of this Article X to pay principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to a Note on the due date, the failure is still a Default or Event of Default.

            The provisions of this Article X shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise all as though such payment had not been made.

            SECTION 10.10 No Waiver of Subordination Provisions. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

            The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes and without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (i) except as otherwise provided in Section 4.08 hereof, change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or an instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection or payment of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company or any other person.

            SECTION 10.11 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their representative.

            Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

            SECTION 10.12 Rights of Trustee and Paying Agent. Notwithstanding the provisions of this Article X or any other provision hereof, the Trustee or Paying Agent shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee or Paying Agent shall have received written notice thereof from the holders (or the agent or representative) of Senior Indebtedness; and, prior to the receipt of any such written notice, the Trustee and Paying Agent shall be entitled to assume conclusively that no such facts exist. Unless at least two Business Days prior to the date on which by the terms of this Indenture any monies are to be deposited by the Company with the Trustee or any Paying Agent (whether or not in trust) for any purpose (including, without limitation, the payment of either the principal of or the interest on any Note), the Trustee or Paying Agent shall have received with respect to such monies the notice provided for in the preceding sentence, the Trustee or Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company is acting as Paying Agent.

            The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

            SECTION 10.13 Authorization to Effect Subordination. Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X, and appoints the Trustee as attorney-in-fact for any and all purposes.

            SECTION 10.14 Miscellaneous.

            (a) All rights and interests under this Article X of the holders of Senior Indebtedness, and all agreements and obligations of the Holders, the Trustee and the Company under this Article X, shall remain in full force and effect irrespective of:

                  (i) any exchange, release or non-perfection of any Lien securing Senior Indebtedness, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Senior Indebtedness, or

                  (ii) any other circumstance that might otherwise constitute a defense available to, or a discharge of the Company in respect of, Senior Indebtedness or the Trustee in respect of this Indenture.

            (b) The provisions of this Article X constitute a continuing agreement and shall (i) remain in full force and effect until the Senior Indebtedness shall have been paid in full, (ii) be binding upon the Holders and the Trustee, the Company and their successors and assigns, and (iii) inure to benefit of and enforceable by each other holder of Senior Indebtedness and their successors, transferees and assigns.

                                   ARTICLE XI
                                  MISCELLANEOUS

            SECTION 11.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of subsection (c) of

Section 318 of the TIA, the imposed duties shall control. The provisions of Sections 310 to 317, inclusive, of the TIA that impose duties on any Person (including provisions automatically deemed included in an indenture unless the indenture provides that such provisions are excluded) are a part of and govern this Indenture, except as, and to the extent, expressly excluded from this Indenture, as permitted by the TIA.

            SECTION 11.02 Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows:

            if to the Company:

            Nortek, Inc.
            50 Kennedy Plaza
            Providence, RI 02903-2360

            Attention: Mr. Richard L. Bready

            if to the Trustee:

            State Street Bank and Trust Company
            Two Avenue des Lafayette
            Boston, MA 02111

            Attention: Corporate Trust Division - Nortek Senior Subordinated
            Notes

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication given to a Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

            If the Company mails a notice or communication to the Holders it shall mail a copy to the Trustee and each Registrar, Paying Agent or co-registrar.

            SECTION 11.03 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent and anyone else shall have the protection of TIA
Section 312(c).

            SECTION 11.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 11.05 Statements Required in Certificate or Opinion. Each Officers' Certificate and Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that each Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

            (2) a brief statement as to the nature and scope of examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

            (3) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as whether or not such covenant or condition has been complied with; and

            (4) a statement that, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

            SECTION 11.06 Separability Clause. In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 11.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

            SECTION 11.08 Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no principal of, premium, if any, interest on and Liquidated Damages, if any, shall accrue for the intervening period.

            SECTION 11.09 GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE PARTIES AGREES TO SUBMIT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

            SECTION 11.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

            SECTION 11.11 Successors. All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

            SECTION 11.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                                   SIGNATURES




            IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                         NORTEK, INC.

                                               /s/ Kevin W. Donnelly
                                         By:  ________________________________
                                                   Kevin W. Donnelly
                                            Name: ____________________________
                                                   Vice President, General
                                                   Counsel and Secretary
                                            Title: ___________________________



                                         STATE STREET BANK AND TRUST COMPANY

                                               /s/ Andrew M. Sinasky
                                         By: _________________________________
                                                   Andrew M. Sinasky
                                            Name: ____________________________
                                                   Assistant Vice President
                                            Title:____________________________

                                                                       EXHIBIT A



                            [FORM OF FACE OF NOTE]

                                 NORTEK, INC.

        9-7/8% Series [A/B] Senior Subordinated Note due June 15, 2011


No.                                                          CUSIP No. 656559BA8

                                  [$__________ ]

            Nortek, Inc., a Delaware corporation ("the Company", which term includes any successor corporation under the Indenture hereinafter referred to), promises to pay to ______________________ or its registered assigns, the principal amount of ________________ Dollars on June 15, 2011.

            Interest Payment Dates: June 15 and December 15, commencing December 15, 2001.

            Record Dates:  May 15 and November 15.

            Reference is hereby made to the further provisions of this Note set forth on the following pages which further provisions shall for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                         NORTEK, INC.
                                         By:  _______________________________
                                              Name:
                                              Title:


                                         ATTESTED:
                                         By:  _______________________________
                                              Name:
                                              Title:

[SEAL]



Dated:________________________


TRUSTEE'S CERTIFICATE OF AUTHENTICATION This is one of the Notes referred to in the within-mentioned Indenture.

STATE STREET BANK AND TRUST COMPANY, as Trustee



By:__________________________
      Authorized Officer

            [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE CIRCUMSTANCES SET FORTH IN SECTION 2.06 OF THE INDENTURE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE. BENEFICIAL INTEREST IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 2.06 OF THE INDENTURE.](1)

-----------------------
1 This paragraph should be included only if the Note is issued in global form.

            ["THE SECURITY (OR ITS PREDECESSORS) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY OR ANY INTEREST OR PARTICIPATION HEREIN MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACQUISITION HEREOF, (A) REPRESENTS THAT IT IS (1) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (2) NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (B) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE INITIAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE") OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (1) TO THE ISSUER, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), (6) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT OR (7) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (5), (6) OR (7), BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (C) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS
NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE."](2)

---------------------
2 This paragraph should not be included on Exchange Notes received in an Exchange Offer.

            ["THIS SECURITY MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE OFFSHORE NOTES EXCHANGE DATE (AS DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF THIS SECURITY MAY BE MADE FOR AN INTEREST IN A CERTIFICATED SECURITY UNTIL AFTER THE LATER OF THE DATE OF EXPIRATION OF THE OFFSHORE NOTES EXCHANGE DATE AND THE DATE ON WHICH THE PROPER REQUIRED CERTIFICATION RELATING TO SUCH INTEREST HAS BEEN PROVIDED IN ACCORDANCE WITH THE TERMS OF THE INDENTURE, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH INTEREST ARE NOT U.S. PERSONS."](3)

------------------------
3 This paragraph should only be included on the Temporary Regulation S Global Note.

                        [FORM OF REVERSE SIDE OF NOTE]

        9-7/8% Series [A/B] Senior Subordinated Note due June 15, 2011

            1. Interest

            Nortek, Inc., a Delaware corporation ("the Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above and to pay Liquidated Damages, if any, payable pursuant to Section 2 of the Registration Rights Agreement referred to below. Interest and Liquidated Damages, if any, will be payable semi-annually on each interest payment date, commencing December 15, 2001. Interest on the Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from June 12, 2001; provided that, if there is no existing Event of Default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal and interest on overdue installments of interest and Liquidated Damages, if any, to the extent lawful, at 2% above the rate per annum borne by the Notes.

            2. Method of Payment

            The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered Holders at the close of business on May 15 and November 15, as the case may be, immediately preceding the interest payment date even if the Note is canceled on registration of transfer or registration of exchange (other than with respect to the purchase of Notes pursuant to an offer to purchase Notes made in connection with Section 4.12 or
4.13 of the Indenture after such record date). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, interest and Liquidated Damages, if any, by its check payable in such money; provided that payment by wire transfer of immediately available/same day funds will be required with respect to principal, premium, if any, interest and Liquidated Damages, if any, on all Global Notes. It may mail an interest payment to a Holder's address as it appears on the Register.

            3. Paying Agent and Registrar

            Initially, the Trustee will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice, other than notice to the Trustee. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or co-registrar.

            4. Indenture

            The Company issued the Notes under an Indenture, dated as of June 12, 2001 (the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended and as in effect on the date of the Indenture (the "TIA") and as provided in the Indenture. Capitalized terms used herein and not defined herein have the meaning ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

            The Notes are senior subordinated, unsecured obligations of the Company. This Note is one of the Series A Notes referred to in the Indenture issued in an aggregate principal amount of $250,000,000. The Notes include the Series A Notes issued on the date of the Indenture up to an aggregate principal amount of $250,000,000, additional Series A Notes issued in accordance with the Indenture, and any Series B Notes issued in exchange for the Series A Notes. The Series A Notes, the additional Series A Notes and the Series B Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of preferred stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company.

            5. Optional Redemption

            The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after June 15, 2006 at the following redemption prices (expressed as a percentage of the principal amount) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date (the "Redemption Price") if redeemed during the twelve-month period beginning June 15 of the years indicated below:

                   Year                               Percentage
                   ----                               ----------
                   2006                                104.938%
                   2007                                103.292%
                   2008                                101.646%
                 2009 and                              100.000%
                thereafter

            6. Notice of Redemption

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date by first-class mail, postage prepaid, to each Holder of Notes to be redeemed at the Holder's registered address. Notes in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

            7. Requirement that the Company Offer to Purchase
               Notes under Certain Circumstances

            Subject to the terms and conditions of the Indenture, the Company shall become immediately obligated to offer to purchase the Notes pursuant to
Section 4.12 of the Indenture after the occurrence of a Change in Control of the Company at a price equal to 101% of aggregate principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. In addition, to the extent that there are Excess Proceeds from Asset Sales, the Company will be obliged to offer to purchase Notes at 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, in accordance with Section 4.13 of the Indenture.

            8. Subordination

            The Notes are subordinated to Senior Indebtedness (as defined in the Indenture). To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note or any interest therein agrees, to such subordination and authorizes the Trustee to give it effect.

            9. Denominations; Transfer; Exchange

            The Notes are in registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before selection of Notes to be redeemed.

            10. Persons Deemed Owners

            The registered Holder of this Note may be treated as the owner of this Note for all purposes.

            11. Amendment; Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Notes in addition to certificated Notes, or to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Holder.

            12. Defaults and Remedies

            Under the Indenture, Events of Default include (i) default in payment of the principal of, premium, if any, interest on or Liquidated Damages, if any, with respect to the Notes when the same becomes due and payable subject, in the case of interest and Liquidated Damages, if any, to the grace period contained in the Indenture; (ii) failure by the Company to comply with other agreements in the Indenture or the Notes, subject to notice and lapse of time;
(iii) certain events of acceleration prior to maturity of certain indebtedness;
(iv) certain final judgments which remain undischarged; or (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

            Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) above) if it determines that withholding notice is in their interests.

            13. Trustee Dealings with the Company

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

            14. No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

            15. Authentication

            This Note shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note.

            16. Abbreviations

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

            17. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company upon request. After that, Holders entitled to money must look to the Company for payment.

            18. Discharge Prior to Maturity

            If the Company deposits with the Trustee or Paying Agent money or U.S. Government Obligations sufficient to pay the principal of, premium, if any, interest on and Liquidated Damages, if any, with respect to the Notes to maturity, the Company will be discharged from the Indenture except for certain Sections thereof.

            19. Registration Rights Agreement

            In addition to the rights provided to and the obligations of Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights and shall be subject to all the obligations set forth in the Registration Rights Agreement, dated as of the date of the Indenture.

            20. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

            21. Successor.

            When a successor Person to the Company assumes all the obligations of its predecessor under the Notes and the Indenture such predecessor shall be released from those obligations.

            22. Governing Law

            THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

            23. Indenture

            Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture or the Registration Rights Agreement.

                                 ASSIGNMENT FORM

            To assign this Note, fill in the form below:

            (I) or (we) assign and transfer this Note to:

------------------------------------------------------------------------------

            (INSERT ASSIGNEE'S SOCIAL SECURITY OR TAX I.D. NUMBER)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
            (PRINT OR TYPE ASSIGNEE'S NAME, ADDRESS AND ZIP CODE)


and irrevocably appoint
                        -------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                                 Signature:
        ---------------------                     -----------------------------
                                       (Sign exactly as your name appears on
                                        the other side of this Note)

Signature
Guarantee:
            -------------------------------------------------------------------
      (PARTICIPANT IN RECOGNIZED SIGNATURE GUARANTEE MEDALLION PROGRAM)



(PARTICIPANT IN RECOGNIZED SIGNATURE GUARANTEE MEDALLION PROGRAM)

NOTICE: Your Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) the Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.

In connection with any transfer of this Note the Holder hereof may be required by the Indenture to deliver to the Trustee and the Registrar a certification substantially in the form of Exhibit B to the Indenture.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.12 ("Change of Control Offer") or
Section 4.13 ("Excess Proceeds Offer") of the Indenture, check the applicable boxes:

  [ ]   Change of Control Offer:          [ ]  Excess Proceeds Offer:
        in whole                               in whole
        in part                                in part
        Amount to be                           Amount to be
        Purchased:  $--------                  purchased:  $--------

Dated:                             Signature:
      -----------------                       --------------------------------
                                          (SIGN EXACTLY AS YOUR NAME APPEARS
                                          ON THE OTHER SIDE OF THIS NOTE)

Signature
Guarantee:
          --------------------------------------------------------------------

      (PARTICIPANT IN RECOGNIZED SIGNATURE GUARANTEE MEDALLION PROGRAM)



Social Security Number
or Taxpayer Identification Number:
                                  --------------------------------------------

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

            The following increases or decreases in this Global Note have been made:


                                  PRINCIPAL
                 AMOUNT OF        AMOUNT OF       SIGNATURE OF
                DECREASE IN      INCREASE IN       THIS GLOBAL     AUTHORIZED
                 PRINCIPAL     PRINCIPAL AMOUNT  NOTE FOLLOWING    OFFICER OF
   DATE OF    AMOUNT OF THIS    OF THIS GLOBAL    SUCH DECREASE    TRUSTEE OR
  EXCHANGE      GLOBAL NOTE          NOTE         (OR INCREASE)    NOTE CUSTODIAN
---------------------------------------------------------------------------------



                                                                       EXHIBIT B


              FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES

Re:   9-7/8% Series [A/B] Senior Subordinated Notes due 2011 of Nortek, Inc.

            This Certificate relates to $______ principal amount of Notes held in ** ________ book-entry or */ _______ definitive form by ________________ (the
"Transferor").



      The Transferor: */



      [ ] has requested the Registrar by written order to exchange or the transfer of a Note or Notes; or

      [ ] has requested the Trustee by written order to exchange its Note or Notes in definitive, registered form for a beneficial interest in a Global Note held by the Depositary equal to the principal amount of Notes it holds (or the portion thereof indicated above); or

      [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form equal to its beneficial interest in such Global Note (or the portion thereof indicated above).

      In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relative to the above captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because: */

      [ ] Such Note is being acquired for the Transferor's own account without transfer (in satisfaction of Section 2.06(1)(b)(i), Section 2.06(2)(a) or Section 2.06(4)(a)(i) of the Indenture).

      [ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in a transaction meeting the requirements of Rule 144A under the Securities Act.


--------------------

** Check applicable box.

      [ ] Such Note is being transferred outside the U.S. to a foreign person pursuant to an exemption from registration in a transaction meeting the requirements of Regulation S under the Securities Act (based on an opinion of counsel if the Company so requests and together with a certification in substantially the form of Exhibit D to the Indenture).

      [ ] Such Note is being transferred in a transaction meeting the requirements of Rule 144 under the Securities Act (based on an opinion of counsel if the Company so requests).

      [ ] Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

      [ ] Such Note is being transferred to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (based on an opinion of counsel if the Company so requests together with a certification in substantially the form of Exhibit C to the Indenture).

      [ ] Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (based on an opinion of counsel if the Company so requests).

                                    ____________________________________
                                    [INSERT NAME OF TRANSFEROR]


                                    By:   _____________________________
                                          Name:
                                          Title:
                                          Address:


Date:__________________

         TO BE COMPLETED BY TRANSFEREE IF SECOND BOX ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Date: ____________________          Signed:     _____________________________
                                                NOTICE:   To be executed by
                                                          an executive officer

                                                                       EXHIBIT C



                    FORM OF CERTIFICATE TO BE DELIVERED BY
                             ACCREDITED INSTITUTIONS

                                               __________________ _____, ______

State Street Bank and Trust Company, as Registrar

Attn: Corporate Trust Department



Dear Sirs:

            In connection with our proposed purchases of $________ aggregate principal amount of 9-7/8% Series [A/B] Senior Subordinated Notes due 2011 (the "Notes") of Nortek, Inc. (the "Issuer"), a Delaware corporation, we confirm that:

            1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or the laws of any state or other jurisdiction, and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions of the Securities Act.

            3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as described below. We agree, on our own behalf and on behalf of any account for which we are purchasing the Notes, and each subsequent holder of the Notes by its acceptance thereof will agree, not to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue of such Notes and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (the "Resale Restriction Termination Date"), except (A) to the Issuer, (B) in accordance with Rule 144A under the Securities Act to a "qualified institution buyer" (as defined therein) in a transaction meeting the requirements of Rule 144A, (C) to an institutional "accredited investor" (as defined above) that is purchasing for his own account or for the account of such an "accredited investor" and that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter, substantially identical to this letter, containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available, (E) pursuant to an effective registration statement under the Securities Act, (F) outside the U.S. to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (G) pursuant to any other available exemption from the registration requirements of the Securities Act (based, in the cases of clauses (C), (D), (F) and (G), upon an opinion of counsel reasonably acceptable to the Issuer if the Issuer so requests), subject in each of the foregoing cases, to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with applicable securities laws of any state of other jurisdiction. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            4. We understand that, on any proposed offer, sale or other transfer of any Notes prior to the Resale Restriction Termination Date, we will be required to furnish to the Trustee and the Issuer such certifications, legal opinions, and other information as either of them may reasonably require to confirm that the proposed transaction complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend reflecting the substance of this and the preceding paragraph.

            5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            We acknowledge that you, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy thereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. We agree to notify you promptly in writing if any of our representations or warranties ceases to be accurate and complete.

            THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



                                    __________________________________
                                    (Name of Purchaser)

                                    By:   ____________________________
                                          Name:
                                          Title:
                                          Address:

                                                                       EXHIBIT D



              FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                   WITH TRANSFERS PURSUANT TO REGULATION S

                                               __________________ _____, ______

State Street Bank and Trust Company, as Registrar
Attn: Corporate Trust Department



Ladies and Gentlemen:

            In connection with our proposed sale of $________ aggregate principal amount of 9-7/8% Series [A/B] Senior Subordinated Notes due 2011 (the "Notes") of Nortek, Inc. (the "Issuer"), a Delaware corporation, we represent that:

            (i) the offer of the Notes was not made to a person in the United States;

            (ii) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

            (iii) no directed selling efforts have been made by us, any of our affiliates or any person acting on our or their behalf in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933, as amended.

            You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    __________________________________
                                    [Name of Transferor]

                                    By:   ____________________________
                                          Name:
                                          Date:
                                          Title:

                                                                       EXHIBIT E



                       FORM OF CERTIFICATE TO BE DELIVERED
                  UPON TERMINATION OF THE RESTRICTED PERIOD

                                               __________________ _____, ______

State Street Bank and Trust Company, as Registrar
Attn: Corporate Trust Department



Ladies and Gentlemen:

            This letter relates to Notes represented by the Temporary Regulation S Global Note Certificate (the "Temporary Certificate"). Pursuant to Section
2.01 of the Indenture dated as of June 12, 2001 relating to the Notes (the "Indenture"), we hereby certify that (1) we are the beneficial owner of $[__________] principal amount of Original Notes represented by the Temporary Certificate and (2) we are a person outside the United States to whom the Original Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Definitive Note representing the undersigned's interest in the principal amount of Original Notes represented by the Temporary Certificate, all in the manner provided by the Indenture.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    ____________________________________
                                    [Name of Holder]



                                    By:   ______________________________
                                          Name:
                                          Date:
                                          Title:

                             CROSS REFERENCE TABLE(4)

TIA                                                                 Indenture
 Section                                                             Section
310(a)(1)......................................................          7.10
   (a)(2) .....................................................          7.10
   (a)(3) .....................................................          N.A.(5)
   (a)(4) .....................................................          N.A.
   (a)(5) .....................................................          7.10
   (b) ........................................................    7.08; 7.10
   (c) ........................................................          N.A.
311(a) ........................................................          7.11
   (b) ........................................................          7.11
   (c) ........................................................          N.A.
312(a) ........................................................          2.05
   (b) ........................................................         11.03
   (c) ........................................................         11.03
313(a) ........................................................          7.06
   (b)(1) .....................................................          N.A.
   (b)(2) .....................................................          7.06
   (c) ........................................................         11.02
   (d) ........................................................          7.06
314(a) ........................................................     4.02; 11.02
   (b) ........................................................          N.A.
   (c)(1) .....................................................         11.04
   (c)(2) .....................................................         11.04
   (c)(3) .....................................................          N.A.
   (d) ........................................................          N.A.
   (e) ........................................................         11.05
   (f) ........................................................          4.03
315(a) ........................................................          7.01
   (b) ........................................................     7.05; 11.02
   (c) ........................................................          7.01
   (d) ........................................................          7.07
   (e) ........................................................          6.11
316(a) (last sentence) ........................................          2.08
   (a)(1)(A) ..................................................          6.05
   (a)(1)(B) ..................................................          6.04
   (a)(2) .....................................................          N.A.
   (b) ........................................................          6.07
   (c) ........................................................          N.A.

-------------------

(4) Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

(5) N.A. means Not Applicable.


317(a)(1) .....................................................           6.08
   (a)(2) .....................................................           6.09
   (b) ........................................................           2.04
318(a) ........................................................          11.01

ARTICLE I         DEFINITIONS AND INCORPORATION BY REFERENCE................    1

      SECTION 1.01      Definitions.........................................    1

      SECTION 1.02      Other Definitions...................................   17

      SECTION 1.03      Incorporation by Reference of Trust Indenture
                        Act.................................................   17

      SECTION 1.04      Rules of Construction...............................   18

      SECTION 1.05      Acts of Holders.....................................   18

      SECTION 1.06      Exchange Rates......................................   19

ARTICLE II        THE NOTES.................................................   19

      SECTION 2.01      Form and Dating.....................................   19

      SECTION 2.02      Execution and Authentication........................   20

      SECTION 2.03      Registrar and Paying Agent..........................   22

      SECTION 2.04      Paying Agent to Hold Money in Trust.................   22

      SECTION 2.05      Holder Lists........................................   23

      SECTION 2.06      Transfer and Exchange...............................   23

      SECTION 2.07      Replacement Notes...................................   32

      SECTION 2.08      Outstanding Notes; Determinations of Holders'
                        Action..............................................   33

      SECTION 2.09      Temporary Notes.....................................   33

      SECTION 2.10      Cancellation........................................   34

      SECTION 2.11      CUSIP Number........................................   34

      SECTION 2.12      Defaulted Interest..................................   34

      SECTION 2.13      Liquidated Damages Under Registration Rights
                        Agreement...........................................   35

ARTICLE III       REDEMPTION................................................   35

      SECTION 3.01      Right to Redeem; Notices to Trustee.................   35

      SECTION 3.02      Selection of Notes to be Redeemed...................   35

      SECTION 3.03      Notice of Redemption................................   35

      SECTION 3.04      Effect of Notice of Redemption......................   36

      SECTION 3.05      Deposit of Redemption Price.........................   36

      SECTION 3.06      Notes Redeemed in Part..............................   36

ARTICLE IV        COVENANTS.................................................   36

      SECTION 4.01      Payment of Notes....................................   36

      SECTION 4.02      Reports.............................................   37

      SECTION 4.03      Compliance Certificates.............................   38

      SECTION 4.04      Further Instruments and Acts........................   39

      SECTION 4.05      Maintenance of Office or Agency.....................   39

      SECTION 4.06      Limitation on Restricted Payments...................   39

      SECTION 4.07      Limitation on Other Senior Subordinated
                        Indebtedness........................................   41

      SECTION 4.08      Limitation on Additional Indebtedness...............   41

      SECTION 4.09      Limitation on Sale or Issuance of Preferred
                        Stock of Restricted Subsidiaries....................   44

      SECTION 4.10      Limitation on Liens.................................   44

      SECTION 4.11      Limitation on Certain Restrictions Affecting
                        Subsidiaries........................................   45

      SECTION 4.12      Repurchase Upon Change of Control...................   45

      SECTION 4.13      Limitation On Use of Proceeds from Asset Sales......   47

      SECTION 4.14      Limitation on Transactions With Affiliates..........   48

      SECTION 4.15      Intentionally Omitted...............................   49

      SECTION 4.16      Payment of Taxes and Other Claims...................   49

      SECTION 4.17      Corporate Existence.................................   49

      SECTION 4.18      Maintenance of Properties and Insurance.............   49

      SECTION 4.19      Stay, Extension and Usury Laws......................   50

      SECTION 4.20      Investment Company Act..............................   50

      SECTION 4.21      Payments for Consents...............................   50

      SECTION 4.22      Covenant to Comply with Securities Laws Upon
                        Purchase of Notes...................................   50

ARTICLE V         SUCCESSOR CORPORATION.....................................   50

      SECTION 5.01      When the Company May Merge or Transfer Assets.......   50

      SECTION 5.02      Successor Corporation Substituted...................   51

ARTICLE VI        DEFAULTS AND REMEDIES.....................................   51

      SECTION 6.01      Events of Default...................................   51

      SECTION 6.02      Acceleration........................................   53

      SECTION 6.03      Other Remedies......................................   54

      SECTION 6.04      Waiver of Past Defaults.............................   54

      SECTION 6.05      Control by Majority.................................   54

      SECTION 6.06      Limitation on Suits.................................   54

      SECTION 6.07      Rights of Holders to Receive Payment................   55

      SECTION 6.08      Collection Suit by Trustee..........................   55

      SECTION 6.09      Trustee May File Proofs of Claim....................   55

      SECTION 6.10      Priorities..........................................   56

      SECTION 6.11      Undertaking for Costs...............................   56

      SECTION 6.12      Restoration of Rights and Remedies..................   56

ARTICLE VII       TRUSTEE...................................................   56

      SECTION 7.01      Duties of Trustee...................................   56

      SECTION 7.02      Rights of Trustee...................................   58

      SECTION 7.03      Individual Rights of Trustee........................   58

      SECTION 7.04      Trustee's Disclaimer................................   58

      SECTION 7.05      Notice of Defaults..................................   59

      SECTION 7.06      Reports by Trustee to Holders.......................   59

      SECTION 7.07      Compensation and Indemnity..........................   59

      SECTION 7.08      Replacement of Trustee..............................   60

      SECTION 7.09      Successor Trustee by Merger.........................   60

      SECTION 7.10      Eligibility; Disqualification.......................   60

      SECTION 7.11      Preferential Collection of Claims Against the
                        Company.............................................   61

ARTICLE VIII      DISCHARGE OF INDENTURE; DEFEASANCE........................   61

      SECTION 8.01      Discharge...........................................   61

      SECTION 8.02      Option to Effect Legal Defeasance or Covenant
                        Defeasance..........................................   61

      SECTION 8.03      Legal Defeasance and Discharge......................   61

      SECTION 8.04      Covenant Defeasance.................................   62

      SECTION 8.05      Conditions to Legal or Covenant Defeasance..........   62

      SECTION 8.06      Deposited Money and U.S. Government Obligations
                        to be Held in Trust; Other Miscellaneous
                        Provisions..........................................   63

      SECTION 8.07      Repayment to the Company............................   64

      SECTION 8.08      Reinstatement.......................................   64

ARTICLE IX        AMENDMENTS................................................   65

      SECTION 9.01      Without Consent of Holders..........................   65

      SECTION 9.02      With Consent of Holders.............................   65

      SECTION 9.03      Compliance with Trust Indenture Act.................   66

      SECTION 9.04      Revocation and Effect of Consents, Waivers and
                        Actions.............................................   66

      SECTION 9.05      Notation on or Exchange of Notes....................   66

      SECTION 9.06      Trustee to Sign Supplemental Indenture..............   67

      SECTION 9.07      Effect of Supplemental Indentures...................   67

ARTICLE X         SUBORDINATION.............................................   67

      SECTION 10.01     Agreement to Subordinate............................   67

      SECTION 10.02     Intentionally Omitted...............................   67

      SECTION 10.03     Liquidation; Dissolution; Bankruptcy................   67

      SECTION 10.04     Default on Senior Indebtedness......................   68

      SECTION 10.05     No Suspension of Remedies...........................   69

      SECTION 10.06     When Distribution Must Be Paid Over.................   69

      SECTION 10.07     Notice by the Company...............................   70

      SECTION 10.08     Subrogation.........................................   70

      SECTION 10.09     Relative Rights.....................................   70

      SECTION 10.10     No Waiver of Subordination Provisions...............   71

      SECTION 10.11     Distribution or Notice to Representative............   71

      SECTION 10.12     Rights of Trustee and Paying Agent..................   71

      SECTION 10.13     Authorization to Effect Subordination...............   72

      SECTION 10.14     Miscellaneous.......................................   72

ARTICLE XI        MISCELLANEOUS.............................................   72

      SECTION 11.01     Trust Indenture Act Controls........................   72

      SECTION 11.02     Notices.............................................   73

      SECTION 11.03     Communication by Holders with Other Holders.........   73

      SECTION 11.04     Certificate and Opinion as to Conditions
                        Precedent...........................................   73

      SECTION 11.05     Statements Required in Certificate or Opinion.......   74

      SECTION 11.06     Separability Clause.................................   74

      SECTION 11.07     Rules by Trustee, Paying Agent and Registrar........   74

      SECTION 11.08     Legal Holidays......................................   74

      SECTION 11.09     GOVERNING LAW.......................................   74

      SECTION 11.10     No Recourse Against Others..........................   75

      SECTION 11.11     Successors..........................................   75

      SECTION 11.12     Multiple Originals..................................   75

SIGNATURES..................................................................   76

EXHIBIT A         Form of Note

EXHIBIT B         Form of Certificate to be Delivered Upon Exchange or
                  Registration of Transfer of Notes

EXHIBIT C         Form of Certificate to be Delivered by Accredited
                  Institutions

EXHIBIT D         Form of Certificate to Delivered in Connection with
                  Transfers Pursuant to Regulation S

EXHIBIT E         Form of Certificate to be Delivered Upon Termination of the
                  Restricted Period

EXHIBIT F         Cross Reference Table